Filed pursuant to Rule 424(b)(3)

Registration No. 333-227452

PROSPECTUS SUPPLEMENT NO. 5

(To the Prospectus dated March 8, 2019)

GB SCIENCES, INC.

64,053,812 Shares of Common Stock

This Prospectus Supplement No. 5 supplements the prospectus dated March 8, 2019 (the “Prospectus”), relating to the resale of up to 64,053,812 shares of common stock of GB Sciences, Inc. by the selling stockholders identified in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus which is to be delivered with this Prospectus Supplement.  Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 14, 2023, and in our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the Securities and Exchange Commission on July 14, 2023, all set forth below.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement (or the Prospectus including any supplements or amendments thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 10, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	59-3733133 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89148

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒  Yes     ☐  No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   ☒  Yes     ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  ☐  Yes     ☒  No

There were 381,872,561 shares of common stock, par value $0.0001 per share, outstanding as of August 14, 2023.

GB SCIENCES, INC.

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2023

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements (Unaudited)

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of March 31,
	2023	2023
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$29,611	$109,912
Prepaid expenses and other current assets	199,592	199,592
TOTAL CURRENT ASSETS	229,203	309,504
Intangible assets, net of accumulated amortization and impairment of $2,433,116 and $2,390,297 at June 30, 2023 and March 31, 2023, respectively	-	42,819
TOTAL ASSETS	$229,203	$352,323
CURRENT LIABILITIES:
Accounts payable	$1,946,026	$1,861,829
Accounts payable related party	120,911	120,911
Accrued interest	372,535	346,806
Accrued liabilities	75,628	75,628
Notes and convertible notes payable and line of credit, net of unamortized discount of $26,155 and $41,230 at June 30, 2023 and March 31, 2023, respectively	1,411,152	1,396,077
Income taxes payable	958,455	958,455
TOTAL CURRENT LIABILITIES	4,884,707	4,759,706
Long-term convertible notes payable	25,000	-
TOTAL LIABILITIES	4,909,707	4,759,706
Commitments and contingencies (Note 5)
STOCKHOLDERS' DEFICIT:
Common Stock, $0.0001 par value, 950,000,000 shares authorized, 381,872,561 and 381,872,561 outstanding at June 30, 2023 and March 31, 2023, respectively	38,187	38,187
Additional paid-in capital	104,259,745	104,259,745
Accumulated deficit	(108,978,436)	(108,705,315)
TOTAL STOCKHOLDERS' DEFICIT	(4,680,504)	(4,407,383)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$229,203	$352,323

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements

3

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,

	2023	2022

Sales revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-
General and administrative expenses	265,122	459,517
LOSS FROM OPERATIONS	(265,122)	(459,517)
OTHER INCOME (EXPENSE)
Interest expense	(40,804)	(38,572)
Loss on impairment of capitalized patent and trademark costs	(42,195)	-
Other income	75,000	-
Total other expense	(7,999)	(38,572)
LOSS BEFORE INCOME TAXES	(273,121)	(498,089)
Income tax expense	-	-
NET LOSS	$(273,121)	$(498,089)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	381,872,561	325,743,436

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements

4

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(273,121)	$(498,089)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	624	20,086
Stock-based compensation	-	6,500
Amortization of debt discount and beneficial conversion feature	15,075	15,976
Loss on impairment of capitalized patent and trademark costs	42,195	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	-	37,520
Accounts payable	84,197	66,334
Accrued liabilities	-	39,145
Accrued interest	25,729	20,485
Net cash used in operating activities	$(105,301)	$(292,043)
FINANCING ACTIVITIES:
Gross proceeds from convertible notes payable	25,000	-
Gross proceeds from issuing common stock	-	125,000
Principal payment on notes and convertible notes payable	-	(12,890)
Net cash provided by financing activities	$25,000	$112,110
Net change in cash and cash equivalents	(80,301)	(179,933)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	109,912	233,893
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,611	$53,960

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements

5

GB SCIENCES, INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

(unaudited)

	Three Months Ended June 30,
	2023	2022
Cash paid for interest	$-	$2,111
Cash paid for income tax	$-	$-

Non-cash investing and financing transactions:
Patent drafting and filing costs capitalized in intangible assets	$-	$28,234
Accrued brokerage fees for common stock issuances and warrant exercises	$-	$16,250

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements

6

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Three Months Ended June 30, 2023 and June 30, 2022

(unaudited)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2022	325,037,557	$32,504	$102,764,746	$(104,580,122)	$(1,782,872)

Stock issued for cash, net of offering costs	4,168,334	417	108,333	-	108,750
Share based compensation expense	-	-	6,500	-	6,500
Net loss	-	-	-	(498,089)	(498,089)
Balance at June 30, 2022	329,205,891	$32,921	$102,879,579	$(105,078,211)	$(2,165,711)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2023	381,872,561	$38,187	$104,259,745	$(108,705,315)	$(4,407,383)

Net loss	-	-	-	(273,121)	(273,121)
Balance at June 30, 2023	381,872,561	$38,187	$104,259,745	$(108,978,436)	$(4,680,504)

The accompanying unaudited condensed notes are an integral part of these unaudited consolidated financial statements

7

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Note 1 – Background and Significant Accounting Policies

GB Sciences, Inc. (“the Company”, “GB Sciences”, “GBLX”, “we”, “us”, or “our”) is a plant-inspired, biopharmaceutical research and development company creating patented, disease-targeted formulations of cannabis- and other plant-inspired therapeutic mixtures for the prescription drug market through its wholly owned Canadian subsidiary, GbS Global Biopharma, Inc. (“GBSGB”).

Through GBSGB, the Company is engaged in the research and development of plant-inspired medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary plant-inspired formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. The Company’s intellectual property portfolio, which is held by GBSGB, contains six U.S. and eight foreign patents issued, one US and three foreign patents allowed, as well as 18 U.S. and 55 foreign patent-pending applications.

On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. GB Sciences’ first foreign patent also confirms that the Company’s intellectual property strategy can work globally and validates both our plant-inspired drug discovery process and intellectual property strategy, which involves defining and protecting Minimum Essential Mixtures. GBLX/GBSGB starts its drug discovery process with plant-based therapies that are working anecdotally or in traditional medical systems, then the Company systematically reduces the number of compounds to reveal Minimum Essential Mixtures. The Company’s novel Minimum Essential Mixtures retain the increased efficacy of whole plant medicines, but they are easier to manufacture with precision at scale like single ingredient drugs. These Minimum Essential Mixtures are a viable alternative to standard single ingredient drugs or traditional whole plant medicines. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Several more of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

GBSGB’s intellectual property covers a range of over 65 medical conditions, from which five drug development programs are in the preclinical stage of drug development including our formulations for Parkinson’s disease ("PD"), chronic pain, COVID-related cytokine release syndrome, depression/anxiety, and cardiovascular therapeutic programs. The Company’s primary focus is on preparing its lead program for the treatment of the motor symptoms of Parkinson's disease for a first-in-human clinical trial. Depending on the results of ongoing preclinical studies, the Company intends to move forward with clinical trials for its chronic pain and COVID-related cytokine release syndrome therapies after PD. The Company’s formulations for chronic pain, anxiety, and depression are currently in preclinical animal studies with researchers at the National Research Council of Canada. The Company recently received proof-of-concept data supporting its kava-inspired anxiety formulations. The Company also has positive preclinical proof-of-concept data supporting its complex mixtures for the treatment of Cytokine Release Syndrome, and its lead candidates will be optimized based on late-stage preclinical studies at Michigan State University. Proof-of-concept studies in animals that support our heart disease formulations have been successfully completed at the University of Hawaii. The Company runs a lean drug development program through GBSGB and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Our productive research and development network includes distinguished universities, hospitals, and Contract Research Organizations.

8

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of GB Sciences, Inc. have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending March 31, 2024. The balance sheet at March 31, 2023 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended March 31, 2023.

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America. Our consolidated financial statements include all operating divisions and majority-owned subsidiaries, reported as a single operating segment, for which we maintain controlling interests. Intercompany accounts and transactions have been eliminated in consolidation. All subsidiaries were wholly owned by the Company for the periods presented.

9

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Indefinite and Definite-Lived Intangible Assets

Capitalized costs related to our indefinite-lived intangible assets consisted primarily of the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also historically included the acquisition cost of a cannabis production license with an indefinite life.

We historically amortized our finite-lived intangible assets, which consisted of granted patents, over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization.

We review all of our intangible assets for impairment indicators throughout the year. Impairment testing for indefinite-lived intangible assets is performed at least annually and we perform testing for definite-lived intangible assets whenever impairment indicators are present. If we determine that the fair value is less than the carrying value of these assets during testing, we record impairment losses equal to the difference between the carrying value of the asset and the fair market value of the asset.

As of March 31, 2023, we recorded a loss on impairment related to the capitalized patent costs of $2,374,261. The Company recorded an impairment of its capitalized patent costs based on the relevant facts and circumstances that existed as of March 31, 2023 in accordance with ASC 350-30-35.

At June 30, 2023, the Company had six patents that have been granted in the United States, including two licensed patents and four patents assigned to the Company's subsidiary, GBS Global Biopharma, Inc. The patents owned by the Company expire between January 2038 and May 2039. Amortization expense for the three months ended June 30, 2023 and 2022, was $624 and $20,086, respectively.

There were 10 United States patent applications that are pending as of June 30, 2023, and the corresponding patent assets are treated as indefinite-lived intangible assets. There were 35 international patents pending at June 30, 2023. The carrying amount of the indefinite-lived patent assets was $0 at June 30, 2023.

Included in Intangible assets at June 30, 2023, are capitalized license costs and trademarks with a carrying amount of $0, after impairment of $42,195 recorded during the three months ended June 30, 2023.

10

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 505-50 (ASC 505-50). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only material revenue source was part of discontinued operations prior to the sale of the Nevada Subsidiaries (Note 7), and was derived from sales of distinct physical goods. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers contained only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Because the Company previously operated in the State-licensed cannabis industry through its now-deconsolidated Nevada Subsidiaries, gross profits from those subsidiaries has is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of net operating loss carryforwards ("NOLs"). The unused NOLs will continue to carry-forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

11

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Loss per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The Company had 162,611,301 and 123,013,087 potentially dilutive common shares, related to convertible debt, warrants, and stock options, at June 30, 2023 and June 30, 2022, respectively, however, those shares were not included in the computation of diluted net loss per share for the three months ended June 30, 2023 and 2022, as their inclusion would have been antidilutive.

Recent Accounting Pronouncements

Standards Recently Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. The Company adopted the standard on April 1, 2022 and it did not have a material impact on its financial statements.

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company adopted ASU 2016-13 on April 1, 2023, and it did not have a material impact on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2023. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company adopted ASU 2020-06 on April 1, 2023, and it did not have a material impact on its financial statements.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

Note 2 – Going Concern

The Company’s unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $108,978,436 at June 30, 2023. The Company had a working capital deficit of $4,655,504 at June 30, 2023, compared to a deficit of $4,450,202 at March 31, 2023. In addition, the Company has consumed cash in its operating activities of $105,301 for the three months ended June 30, 2023, compared to $292,043 used in operating activities for the three months ended June 30, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

12

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Note 3 – Notes and Convertible Notes Payable and Line of Credit

At June 30, 2023, notes with a carrying amount of $1,436,152 were included in short term notes and convertible notes payable, net of unamortized discounts of $26,155. Interest expense related to the notes was $40,040 for the three months ended June 30, 2023, which includes $15,075 from amortization of the note discounts.

As of June 30, 2023 and March 31, 2023 the following notes payable were recorded in the Company’s consolidated balance sheets:

	As of June 30, 2023
	Face Value	Discount	Carrying Value
6% Convertible promissory notes payable	$560,000	$-	$560,000
6% Convertible notes payable due January 18, 2022	325,000	-	325,000
6% Convertible note payable due July 1, 2022	50,000	-	50,000
6% Convertible promissory notes payable due September 30, 2023	197,000	(4,859)	192,141
6% Convertible note payable due December 31, 2023	250,000	(21,296)	228,704
0% Note Payable dated October 23, 2017 (as amended)	55,307	-	55,307
Total short-term notes and convertible notes payable	$1,437,307	$(26,155)	$1,411,152
6% Convertible note payable due June 30, 2026	25,000	-	25,000
Total long-term convertible notes payable	25,000	-	25,000
Total notes and convertible notes payable	$1,462,307	$(26,155)	$1,436,152

	As of March 31, 2023
	Face Value	Discount	Carrying Value
6% Convertible promissory notes payable	$560,000	$-	$560,000
6% Convertible notes payable due January 18, 2022	325,000	-	325,000
6% Convertible note payable due July 1, 2022	50,000	-	50,000
6% Convertible promissory notes payable due September 30, 2023	197,000	(9,475)	187,525
6% Convertible note payable due December 31, 2023	250,000	(31,755)	218,245
0% Note Payable dated October 23, 2017 (as amended)	55,307	-	55,307
Total short-term notes and convertible notes payable	$1,437,307	$(41,230)	$1,396,077

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in GB Sciences Nopah, LLC. The Nopah sale was closed December 31, 2021 after successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate on December 14, 2021. At close, the principal balance of the note was reduced from $369,445 to $190,272 and accounts payable totaling $74,647 to an affiliate of the purchaser were extinguished.

On March 4, 2022, the Company entered into the Second Promissory Note Modification Agreement, which reduced the total outstanding balance of principal and interest from $201,532 (at the time of the agreement) to $179,127 and modified the terms of the note to provide that the Company would make an immediate payment of $75,000, with $5,000 monthly payments thereafter until the note is repaid in full. The modification also provided that the note would bear interest at 8.0% per annum. The Company made a $75,000 payment pursuant to the terms of the modification on March 4, 2022.

13

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

We evaluated the modification under the guidance in ASC 470-50 and determined that the modification represents an extinguishment because the change in the fair value of the note exceeded 10% of the carrying value of the note immediately prior to the modification. As a result, the Company recorded a gain on extinguishment for the year ended March 31, 2022, of $22,405 equal to the change in the carrying value of the note resulting from the modification.

At June 30, 2023, the outstanding balance of the note was $55,307, and accrued interest was $1,454. The company made no payments during the three months ended June 30, 2023.

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan was collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility would be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable would be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest were permitted to be repaid at any time prior to the close of the sale of the Teco facility.

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduced the amount of the note receivable that the Company was to receive from the sale of the Teco Facility by $975,000 (three times $325,000 in advances made under the July 24 Note) to $3,025,000. Any advances made to the Company under the July 24 Note in excess of $325,000 were to reduce the amount of cash received upon close of the sale of Teco one-for-one, i.e., such advances would be considered advance payments of the $4,000,000 cash purchase price. No interest would accrue after November 30, 2020. The Company also agreed that it would not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued a modification expense of $650,000 during the year ended March 31, 2021. Prior to December 31, 2021, the Company received $50,000 in additional advances above $325,000 during the fiscal year ended March 31, 2021, bringing the total balance to $1,025,000, and accrued interest was $12,510. Upon close of the Teco sale on December 31, 2021, the note and accrued interest balances were forgiven and the Company has no further obligations related to the line of credit.

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Note holders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

14

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2022, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remained outstanding at the time. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants issued and the change in the fair value of the conversion feature. The Company recorded interest expense of $7,564 on the extended notes during the three months ended June 30, 2023, of which $4,617 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $70,919 and the remaining unamortized discount was $4,859 at June 30, 2023.

Three convertible notes totaling $1,060,000 were held by the same investor and in default. On January 20, 2022, the Company repaid $500,000 of the principal balances owed to the investor, and one convertible note in the amount of  $560,000 remains outstanding plus accrued interest totaling $206,939. The Company intends to negotiate the terms of an extension of the remaining note and accrued interest with the note holder. The notes do not provide for a default penalty or penalty interest rate. Interest expense for the outstanding note was $11,169 for the three months ended June 30, 2023, and no unamortized discount at June 30, 2023.

December 2020 $625,000 6% Convertible Notes

On December 18, 2020, the Company began an offering of 6.0% convertible notes for the purpose of funding a pre-clinical study of the Company's patent-pending Cannabinoid-Containing Complex Mixtures for the treatment of Cytokine Release Syndromes, including Acute Respiratory Distress Syndrome, in COVID-19 patients. The Company pledged the related intellectual property as security for the notes. The notes are convertible at a rate of $0.05 per share at the lender's request. The Company previously issued $625,000 in convertible notes under the offering to three investors. $375,000 of the notes mature between January 31, 2021 and July 1, 2022, and $250,000 mature in December 2023. Payment of accrued interest and principal is due at maturity. The Company received cash of $543,750, net of brokerage fees, and recorded discounts on the convertible notes totaling $81,250 related to the issuance costs. Notes totaling $425,000 were issued with in-the-money conversion features, and the Company recorded beneficial conversion feature discounts totaling $347,000 on the related notes. During the year ended March 31, 2022, the Company received an additional $50,000 related to the note offering and recorded a discount on convertible notes payable of $6,500 related to issuance costs.

During the three months ended June 30, 2023, the Company received an additional $25,000 related to the note offering with a maturity date of June 29, 2026, and recorded no discount or beneficial conversion features. The Company recorded interest expense of $21,307 on the December 2020 $625,000 6% Convertible Notes, of which $10,458 represented amortization of the note discounts. Accrued interest on these notes is $93,222 and the remaining unamortized discount was $21,296 at June 30, 2023.

Note 4 – Capital Transactions

Three Months Ended June 30, 2023

Warrants

During the three months ended June 30, 2023, the Company recorded no issuance of warrants. During the three months ended June 30, 2023, warrants totaling 3,490,834 expired with an exercise price of $0.10.

Employee Option Grants

During the three months ended June 30, 2023, the Company recorded no employee option grants. During the three months ended June 30, 2023, option grants totaling 1,150,000 with an exercise price of $0.05, were forfeited.

15

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

Year Ended March 31, 2023

Sale of Common Stock and Warrants

On May 9, 2022 the Company entered into a Placement Agent's Agreement with its brokers for the private placement of up to $565,000 in units at a price of $0.03 per unit. For each unit purchased, the investor will receive one share of the Company's common stock and one warrant to purchase one share of the Company's common stock at a price of $0.10 for a period of five years. On September 9, 2022, the Company entered into the Amendment to the Placement Agent's Agreement which extended the placement to November 30, 2022 and increased the amount to $2,000,000, all other terms remaining the same.  During the year ended March 31, 2023, the Company received $1,483,350 under the private placement, net of brokerage fees of $221,650, and issued 56,835,004 shares of its common stock and 56,835,004 warrants to purchase one share of the Company's common stock at $0.10 for five years.

As the result of the units sold to date under the private placement, the Company will issue its brokers 5,416,834 compensation warrants to purchase one share of the Company's common stock at $0.03 per share for a period of five years. The Company valued the compensation warrants at $0.0273 or $147,879 using the Black-Scholes model.

Employee Option Grant

On August 25, 2022, the Board of Directors approved a commitment to grant options to a total of seven persons which include the officers and directors of the Company, who will be instrumental in obtaining an up-listing of the common shares of the Company onto the NASDAQ Stock Market.  The Options will be granted to the employees on the effective date of the up-listing (the “Effective Date”), and will equal options sufficient to purchase 13% of the issued and outstanding common shares of the Company on a fully diluted basis, as of the Effective Date.  The exercise price of one Option will equal 80% of the value of one share of common stock on the Effective Date. The options will be accounted for once the performance condition (the up-listing) is probable.

Note 5 – Commitments and Contingencies

On April 11, 2022, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada by an individual who alleges he was shot by a security guard at the Teco Facility in May of 2020. The alleged incident occurred after the claimant broke into the Teco Facility during closing hours. GB Sciences, Inc. and its former subsidiaries GB Sciences Nevada, LLC and GB Sciences Las Vegas, LLC, along with the security provider, Protective Force International, Inc., were named as defendants in the lawsuit. The Company holds a certificate of insurance with the insurer for Protective force International and believes it may have coverage under that policy in the event the Company is found liable for damages, however, the Company denies any liability and intends to vigorously defend the lawsuit. We are unable to make any determination at this time as to the likelihood or amount of damages.

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

Note 6 – Related Party Transactions

As of June 30, 2023, $108,816 has been recorded in accounts payable related party, due to an entity controlled by a family member of Mr. John Poss, Chief Executive Officer of the Company.

As of June 30, 2023, $12,095 has been recorded in accounts payable related party, due to Dr. Andrea Small Howard, President and Director, related to amounts owed for expenses incurred in connection with the business operations of the Company.

Note 7 – Sale of Membership Interests in Nevada Subsidiaries

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment and/or repayments of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

16

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023

(unaudited)

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $312,315 in consideration in the form of a $237,668 reduction to the outstanding principal and accrued interest balances of the 0% Note payable dated October 23, 2017 (Note 3), and extinguishment of accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

Note Receivable from Sale of Teco Subsidiaries

The $3,025,000 note receivable from the sale of the Teco Subsidiaries is payable as quarterly, interest only payments of $60,500 for the first year, followed by seven quarterly payments of interest and principal of $201,774 beginning March 31, 2023, with a final payment of principal and interest totaling $2,014,225 on December 31, 2024.

The note contains a provision that allows payments of principal and interest due prior to the maturity date to be postponed to the next quarterly payment date if cash flow from the operations of the facility is insufficient to cover the amount of the payment. Several days prior to the first interest payment due date of April 1, 2022, AJE Management, LLC notified the Company that it would be postponing the payment of interest of $60,500 due on April 1, 2022 due to insufficient cash flow to make the payment. AJE Management, LLC was also unable to make the interest payment due July 1, 2022 due to insufficient cash flow. As a result, the Company reevaluated the factors relating to the collectibility of the note and recorded a valuation allowance in the amount of $3,025,000 at March 31, 2022, equal to the full balance of the note, as there is substantial uncertainty around the collectibility of the note, and we are unable to make an appropriate estimate of the amount of payments, if any, the Company will ultimately receive.

During the three months ended June 30, 2023, the Company received $75,000 on this Note Receivable and recorded the amount in Other Income on the Statement of Operations.

Note 8 – Subsequent Events

Subsequent to June 30, 2023, the Company raised $50,000 through the issuance of a convertible note payable. The notes bears interest at 6% per annum and is convertible into shares of the Company’s common stock at $0.03 per share, the note matures between June and July 2026.

Subsequent to June 30, 2023 the Company received $80,025 related to the exercise of warrants. The exercise of the warrants will result on the issuance of 8,002,500 common shares. The shares have not yet been issued by the Company.

17

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

ITEM 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, believes”, “estimates”, “predicts” or “continue”, which list is not meant to be all-inclusive, and other such negative terms and comparable technology. These forward-looking statements, include, without limitation, statements about market opportunity, strategies, competition, expected activities and expenditures as we pursue business our plan, and the adequacy of available cash reserves. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things:

(i) product demand, market and customer acceptance of any or all of the Company’s products, equipment and other goods,

(ii) ability to obtain financing to expand its operations,

(iii) ability to attract and retain qualified personnel,

(iv) the results, cost and timing of our preclinical studies and clinical trials, including any delays to such clinical trials relating to enrollment or site initiation, as well as the number of required trials for regulatory approval and the criteria for success in such trials,

(v) our dependence on third parties in the conduct of our preclinical studies and clinical trials,

(vi) legal and regulatory developments in the United States and foreign countries, including any actions or advice that may affect the design, initiation, timing, continuation, progress or outcome of clinical trials or result in the need for additional clinical trials,

(vii) the results of our preclinical studies and earlier clinical trials of our product candidates may not be predictive of future results and we may not have favorable results in our ongoing or planned clinical trials,

(viii) the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates, and the indication and labeling under any such approval,

(ix) our plans and ability to develop and commercialize our product candidates,

(x) successful development of our commercialization capabilities, including sales and marketing capabilities, whether alone or with potential future collaborators,

(xi) the size and growth of the potential markets for our product candidates, the rate and degree of market acceptance of our product candidates and our ability to serve those markets,

(xii) the success of competing therapies and products that are or become available,

(xiii) our ability to limit our exposure under product liability lawsuits, shareholder class action lawsuits or other litigation,

(xiv) our ability to obtain and maintain intellectual property protection for our product candidates,

(xv) our ability to obtain and maintain third-party manufacturing for our product candidates on commercially reasonable terms,

(xvi) delays, interruptions or failures in the manufacture and supply of our product candidates,

(xvii) the performance of third parties upon which we depend, including third-party contract research organizations, or CROs, contract manufacturing organizations, or CMOs, contractor laboratories and independent contractors,

(xviii) the timing and outcome of current and future legal proceedings,

(xix) our ability to maintain proper functionality and security of our internal computer and information systems and prevent or avoid cyberattacks, malicious intrusion, breakdown, destruction, loss of data privacy or other significant disruption,

(xx) the adequacy of capital reserves and liquidity including, but not limited to, access to additional borrowing capacity,

(xxi) the extent to which health epidemics and other outbreaks of communicable diseases, including the ongoing COVID-19 pandemic, could disrupt our operations or materially and adversely affect our business and financial conditions, and

(xxii) general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights the Company’s results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis is based on the Company’s unaudited financial statements contained in this Quarterly Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

18

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a plant-inspired, biopharmaceutical research and development company creating patented, disease-targeted formulations of cannabis- and other plant-inspired therapeutic mixtures for the prescription drug market through its wholly owned Canadian subsidiary, GbS Global Biopharma, Inc. (“GBSGB”).

Through GBSGB, the Company is engaged in the research and development of plant-inspired medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary plant-inspired formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. The Company’s intellectual property portfolio, which is held by GBSGB, contains six U.S. and eight foreign patents issued, one US and three foreign patents allowed, as well as 18 U.S. and 55 foreign patent-pending applications.

On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. GB Sciences’ first foreign patent also confirms that the Company’s intellectual property strategy can work globally and validates both our plant-inspired drug discovery process and intellectual property strategy, which involves defining and protecting Minimum Essential Mixtures. GBLX/GBSGB starts its drug discovery process with plant-based therapies that are working anecdotally or in traditional medical systems, then the Company systematically reduces the number of compounds to reveal Minimum Essential Mixtures. The Company’s novel Minimum Essential Mixtures retain the increased efficacy of whole plant medicines, but they are easier to manufacture with precision at scale like single ingredient drugs. These Minimum Essential Mixtures are a viable alternative to standard single ingredient drugs or traditional whole plant medicines. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Several more of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

GBSGB’s intellectual property covers a range of over 65 medical conditions, from which five drug development programs are in the preclinical stage of drug development including our formulations for Parkinson’s disease ("PD"), chronic pain, COVID-related cytokine release syndrome, depression/anxiety, and cardiovascular therapeutic programs. The Company’s primary focus is on preparing its lead program for the treatment of the motor symptoms of Parkinson's disease for a first-in-human clinical trial. Depending on the results of ongoing preclinical studies, the Company intends to move forward with clinical trials for its chronic pain and COVID-related cytokine release syndrome therapies after PD. The Company’s formulations for chronic pain, anxiety, and depression are currently in preclinical animal studies with researchers at the National Research Council Canada. The Company recently received proof-of-concept data supporting its kava-inspired anxiety formulations. The Company also has positive preclinical proof-of-concept data supporting its complex mixtures for the treatment of Cytokine Release Syndrome, and its lead candidates will be optimized based on late-stage preclinical studies at Michigan State University. Proof-of-concept studies in animals that support our heart disease formulations have been successfully completed at the University of Hawaii. The Company runs a lean drug development program through GBSGB and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Our productive research and development network includes distinguished universities, hospitals, and Contract Research Organizations.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

19

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000. Effective March 09, 2023, Shareholders of the Company approved an increase in authorized capital shares from 600,000,000 to 950,000,000.

Plan of Operation

Drug Discovery and Development of Novel Cannabis- and Other Plant-Inspired Therapies

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the rational design of plant-inspired medicines led by Dr. Andrea Small-Howard, the Company’s President, Chief Science Officer, and Director. In the early days, Small-Howard and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University, posited that minimum essential mixtures of plant-based ingredients would provide more targeted and effective treatments for specific disease conditions than either single ingredient or whole plant formulations. They started with cannabis-based drug discovery and developed a rapid screening and assaying system that tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease. This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, and chronic neuropathic pain. More recently, a similar approach has been applied to the discovery and validation of therapies informed by plants described in a variety of Traditional Medical Systems. These rich discovery efforts have yielded new preclinical programs; for example, our anxiety and depression formulations that contain minimum essential mixtures of compounds derived from plants in the Piper plant family, such as kava.

Currently, the Company’s drug discovery engine involves both a data analytics/machine learning tool to expedite drug discovery and high throughput screening of cell and animal models of disease. As previously mentioned, the Company initially explored the potential medical uses of specific mixtures derived from cannabis-based raw materials, but our early in silico tools have now been improved, and they are becoming increasingly effective for investigating the medical applications of potential therapeutic mixtures from any plant-derived starting material. In 2014, the Company developed its first rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes against cell-based models of diseases. This process has been refined over the years and now has identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain. Through GBSGB, the Company has filed for patent protection on these plant-inspired, minimum essential mixtures, and they are validating them in disease-specific animal models in preparation for human trials.

The Company’s drug discovery process combines: 1) PhAROS™: Phytomedical Analytics for Research Optimization at Scale for the prediction of minimum essential mixtures from plant-based materials, and 2) HTS: high throughput screening to refine and validate plant-inspired, minimum essential mixtures in well-established cell and animal models of diseases. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. The Company now uses its PhAROS™ Drug Discovery Platform to ‘pre-validate’ therapeutic mixtures. PhAROS can both prioritize and eliminate some potential combinations, which reduces time and resources used in the discovery period. PhAROS™ can also be used to identify and predict the efficacy of plant-inspired, minimum essential mixtures for specific diseases in silico, which are then tested by screening in cell and animal models. Screening of plant-inspired mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring plants and the use of live models for these diseases that have been well established by other researchers. The Company refines the potential therapeutic mixtures pre-validated by PhAROS™ to optimize their effectiveness using cell and animal models. Based on data from disease-specific assays, therapeutic formulations are refined during the HTS screening process by removing compounds that do not act synergistically with the others in the mixtures. The goal is to identify minimum essential mixtures (MEM) that retain the efficacy of the whole plant extracts, but with the manufacturing and quality control advantages of single ingredient pharmaceutical products.

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

Recently, the Company has received positive preclinical results supporting the efficacy of its proprietary kava-based formulas designed for the treatment of anxiety, which were obtained as a part of its on-going preclinical study of kava-inspired formulations for the treatment of anxiety or depression. The Company is addressing the growing need for anxiety and depression medications with non-psychedelic kava-based formulations. As mental health disorders increasingly impact global populations, Gb Sciences is developing psychotropic but non-psychedelic treatments for anxiety and depression that compete with the emerging billion-dollar psychedelic companies. Gb Sciences’ psychotropic kava-inspired formulas enhance mood, but they do not have potentially unwanted psychedelic side-effects. The National Research Council of Canada (“NRC”) has been testing the Company’s proprietary, psychotropic plant-based formulas for the treatment of depression and anxiety. For these novel psychotropic drug candidates, the Company used their AI-enabled PhAROS™ platform to identify new ingredients to improve upon an initial formulation for anxiety based on traditional medicine. The original plant mixture was derived from the kava plant, but some elements of kava are thought to cause liver toxicity. PhAROS™ identified ingredients from the Piper plant family as a substitute for the functionality of the ingredients in question without the potentially adverse safety profiles of those original ingredients. The Piper plant family includes pepper plants that are used worldwide in traditional medicines. The Company’s novel psychotropic formulations have been tested in preclinical trials at the Zebrafish Toxicology, Genomics and Neurobiology Lab at the NRC, led by Dr. Lee Ellis, Research Officer and Team Lead. The ongoing work between the NRC and the Company has produced strong and applicable data for the evaluation of its therapies, and this trial could provide novel treatment options for patients with depression and anxiety.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients ("APIs"). Through GBSGB, the Company has six issued patents, plus a series of pending patents containing plant-derived complex mixtures and minimum essential mixtures that act as therapeutic agents for specific disease categories, as described below. The Company’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On April 25, 2023, the Japanese patent was issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease. On June 28th of 2023, GBSGB received a Notice of Allowance for its Israeli patent application. On July 7th, GBSGB received a Notice of Allowance for its European patent application protecting GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Several more of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On December 1, 2022, the Israeli (IL) Patent was issued, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was issued, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was issued, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On April 24, 2023, GbS received the Notice of Allowance for its European Patent, which also triggers the allowance of its Hong Kong patent protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On June 28th of 2023, GBSGB received a Notice of Allowance on its Australian patent application protecting the Company’s Myrcene-Containing Complex Mixtures (MCCM) for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

Drug Development Progress

The Company has made significant strides in the past year with respect to both its drug discovery research and product development programs. The Company, through GBSGB, has five preclinical phase product development programs and is aggressively preparing its lead formulations for the treatment of Parkinson’s disease for a first-in-human clinical trial. Our lead program in Parkinson’s disease is being prepared for a first-in-human trial through the following essential steps: a) creating clinical prototypes by combining our proprietary Parkinson’s formulas with a convenient oral delivery system; b) performing a dose response study in rodents to establish the correct range of active ingredients for our first-in-human trial; c) performing necessary ADMET (Absorption, Distribution, Metabolism, Excretion, and Toxicology) tests on the clinical prototypes; and d) selecting a Contract Research Organization (CRO) to prepare an Investigational New Drug (IND) application to the US FDA to begin our first-in-human trial. In addition to our work in preparing the Parkinson’s formulation for a First-in-Human trial, the Company’s chronic pain, anxiety, and depression formulations are currently in preclinical animal studies with Dr. Lee Ellis of the National Research Council ("NRC") Canada in Halifax, Nova Scotia. Based on our positive preclinical, proof-of-concept data supporting our minimum essential mixtures for the treatment of Cytokine Release Syndrome in COVID-19 (COVID-CRS) and other severe hyperinflammatory conditions, the Company’s lead COVID-CRS candidates will be optimized in late-stage preclinical studies with Dr. Norbert Kaminski at Michigan State University.

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

For the Company’s lead program in PD therapeutics, the efficacy of our original formulations has been improved and the Company has filed a new patent application family to protect our defined cannabinoid ratio-minimum essential mixtures (DCR-MEMs) for the treatment of Parkinsonian motor symptoms. The Company had announced previously that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using proprietary cannabinoid-containing MEMs in an animal model of Parkinson’s disease ("PD"). These important preclinical results will be included in GBS’ Investigational New Drug ("IND") application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

This year, we have successfully created clinical prototypes of our top three performing cannabinoid-containing Parkinson’s formulations with Catalent Pharma based on incorporating our proprietary cannabinoid formulations for Parkinson’s disease into Catalent Pharma’s proprietary Zydis® delivery system. Catalent Pharma’s Zydis® delivery system is an Orally Disintegrating Tablet format (“ODT”) that should be ideal for delivering our cannabinoid-ratio controlled formulations to Parkinson’s patients. More than 50% of Parkinson’s patients have trouble swallowing, but the Zydis® format delivers the active ingredients into the mouth by dispersion without needing water or the ability to swallow. To ready the Company’s Parkinson’s disease therapies for a First-in-Human trial, the initial clinical prototypes of our Defined Cannabinoid Ratio (DCR)-MEM have been formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet technology and they are being evaluated in stability and functional testing. As mentioned above, the ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. Previously, the Company has completed two proof-of-concept studies for its MEM. Now, the Company has completed a Feasibility Study that has produced the clinical prototypes for its DCR-MEM. The Company selected Catalent for the delivery of their PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel therapeutic mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of the Company's proprietary APIs.

Additionally, the Company has successfully completed our required dose response study in a rodent model of Parkinson’s disease, which will help us to establish the correct dosing for our first-in-human trial. The University of Lethbridge completed this study in February of 2023, and the final report has recently been delivered to us for our usage. Prior to filing our IND application, we must conduct ADMET testing on the clinical prototypes of our Parkinson’s medication being formulated for us by Catalent Pharma. The Company has identified a Contract Research Organization that will perform the ADMET testing. In the IND application for our novel Parkinson’s disease therapy, the ADMET testing data will be combined with the Chemistry Manufacturing and Controls (CMC) data prepared by Catalent Pharma and our proof-of-concept data (National Research Council Canada). In the near future, we expect to announce the selection of the Contract Research Organization that will write the IND-application and run the first-in-human trials for our novel treatment for the motor symptoms of Parkinson’s disease.

For its lead chronic pain program, the Company is testing its MEM for chronic pain both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MEM and the time-released MEM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The Company received positive proof-of-concept data from a human immune cell model supporting the efficacy of their proprietary MEM designed for the suppression of COVID-related, cytokine release syndromes (CRS) while preserving key anti-viral immune responses. Based on this new positive proof-of-concept data, GBSGB converted their provisional patent application entitled, “CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS” to a nonprovisional patent application. The best performing MEM will be further developed in preparation for clinical studies to evaluate their anti-inflammatory potential in the treatment of severely ill COVID-19 patients contending with Cytokine Release Syndrome (CRS) and associated hyperinflammatory conditions, such as macrophage activation syndrome (MAS) and acute respiratory distress syndrome (ARDS). CRS, MAS, and ARDS are the leading causes of deaths in COVID-19 patients. The Company’s proof-of-concept study was performed at Michigan State University using a state-of-the-science human immune model. In the Company’s proof-of-concept study, immune cells from human donors were co-cultured together in one of four treatment groups: untreated (no inflammatory stimulus), inflammatory stimulus, control (inflammatory stimulus + vehicle from cannabinoid mixtures), or pre-treatment with the cannabinoid mixture + inflammatory stimulus. Then a panel of cytokines and inflammatory markers was measured from each of these treatment groups from different immune cell types within the co-cultured cells at four time points to determine whether the Company’s MEMs were able to alter the levels of pro-inflammatory cytokines or other inflammatory agents. The Company’s COVID-CRS formulations showed potential for the selective inhibition of pro-inflammatory processes in response to viral- and bacterial-triggered hyperinflammation in a human immune cell model. These positive proof-of-concept results support the potential for some of these mixtures to accomplish our therapeutic goals, but, ultimately, clinical trial results will determine whether they are efficacious. The Company’s plant-based drug discovery platform is advancing biopharmaceutical research at a time when thousands are dying from COVID-19. The next step is to further develop our plant-inspired drugs and eventually bring them to human trials so that the use of well-defined cannabinoid mixtures in clinical practice can become a reality.

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

As mentioned above, the Company has announced that our kava-inspired formulas for anxiety have achieved statistically significant efficacy in animal proof-of-concept studies. Gb Sciences is now preparing its non-psychedelic, kava-based anxiety formulations to treat the growing global need for anxiety and depression relief. The NRC of Canada has tested our proprietary, psychotropic plant-based formulas for the treatment of depression and anxiety in preclinical animal studies. The Company has leveraged its patent-pending PhAROS™ (Phytomedical Analytics for Research Optimization at Scale) platform to identify these combinations of plant compounds for novel drug candidates to treat depression and anxiety. These are the company’s first non-cannabis formulations to achieve proof-of-concept efficacy in preclinical studies. For these novel psychotropic drug candidates, the Company used the PhAROS™ platform to identify new ingredients to improve upon an initial formulation for anxiety based on traditional medicine. The original plant mixture was derived from the kava plant, but some elements of kava are thought to cause liver toxicity. PhAROS™ identified ingredients from the Piper plant family as a substitute for the functionality of the ingredients in question without the potentially adverse safety profiles of those original ingredients. The Piper plant family includes pepper plants that are used worldwide in traditional medicines. The Global Anxiety Disorder and Depression Treatment Market size is forecast to reach USD 19.81 Billion by 2028 according to Reports & Data.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs including: 1) Multiple MEM discovery projects using and advancing our proprietary PhAROS™ drug discovery platform in conjunction with Chaminade University, 2) the Company’s Cannabis Metabolomics Project with both Chaminade University of Honolulu, Hawai’i and the University of Athens, Greece, and 3) the Company’s Time-Released Nanoparticles for Delivery of Cannabis-based Ingredients with the University of Seville, Spain and the University of Cadiz, Spain.

In the past year GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease. On June 28th of 2023, GBSGB received a Notice of Allowance for its Israeli patent application for its Parkinson’s disease formulas. On July 7th, GBSGB received a Notice of Allowance for its European patent application protecting the Parkinson’s disease formulas. On December 1, 2022, the Israeli (IL) Patent was issued, which protects our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was issued, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was issued, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On April 24, 2023, GBSGB received the Notice of Allowance for its European Patent, which also triggers the allowance of its HK Patent protecting its Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295, which protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On June 28th of 2023, GbS received a Notice of Allowance on its Australian patent application, which protects the Company’s Myrcene-Containing Complex Mixtures for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

In 2021, our growing intellectual property portfolio was augmented with additional patent-protections for our PhAROS™ drug discovery platform that were filed in July of 2021 and in October of 2021. The Company, through GBSGB, also filed for protection of new PhAROS™ discovered, non-cannabis formulations in July of 2021. In September of 2021, the Company filed a patent application for the Company’s improved DCR-MEM formulations for our PD therapeutic program. These new patent applications expanded upon the solid foundation of intellectual property developed over the past six years. In 2020, the three patents which protect formulations for the Company’s lead therapeutic programs were issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications.

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

The issuance of the Company’s second and third US patents for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirmed that the Company’s pharmaceutical compositions can be patent protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using our proprietary MEMs for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing MEMs.

The Company's third issued US Patent entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Mast-Cell-Associated or Basophil-Mediated Inflammatory Disorders" protects methods of using the Company’s proprietary MEMs for treating Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. Receiving this patent for the treatment of MCAS using our MEMs is an important milestone in the development of this urgently needed medicine. There is no single recommended treatment for MCAS patients. Instead, they attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and our MEMs were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option. The Company is strategically targeting MCAS for two additional reasons. By focusing on a rare disease with no known cure, our company can apply for the U.S. Food and Drug Administration’s expedited approval process, which allows clinically successful treatments to get to market both quicker and more cost effectively. Gaining approval from the US FDA for the entire anti-inflammatory market would be extremely time consuming and cost prohibitive. Demonstrating that our MEMs are safe for the treatment of MCAS would favorably position our Company for clinical testing of these MEMs as potential treatments for other related inflammatory disorders, such as inflammatory bowel disease, thereby widening the target market and drastically shortening the development cycle and costs.

The Company’s fourth US Patent was issued on March 1, 2022 for a cannabinoid-containing mixture designed to treat cardiac hypertrophy, often present in advanced heart disease. Gb Sciences’ newly issued patent also covers the use of these receptor-targeted formulations for the treatment of TRPV1-receptor associated hearing loss and urinary cystitis. Despite multiple categories of prescription heart medications on the market, heart disease remains the leading cause of death in the United States for people of most racial and ethnic groups. Alternative therapeutic approaches are still needed, especially for the treatment of advanced heart disease. The market for prescription heart disease medications is predicted to rise to $64 billion dollars in the US by 2026, with future market growth fueled by innovative new therapeutic approaches.

Intellectual Property Portfolio

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows. Unless otherwise indicated, all patents listed below are assigned to the Company's wholly-owned subsidiary, GBS Global Biopharma, Inc.

Six USPTO & Eight International Patents Issued; One USPTO & Five International Patents Allowed*

*Notice of Allowances received which confirms patent protection on claim set

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES (002 Patent Family)

U.S. Patent Number: US10653640B2	Issued: May 19, 2020
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.
Chinese Patent Number: CN109963595B	Issued: Feb 3, 2023
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.
Japanese Patent Number: JP7225103B2	Issued: April 25, 2023
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

On May 19, 2020, U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On February 3, 2023, the Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On April 25, 2023, the Japanese patent was issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease. On June 28th of 2023, GBSGB received a Notice of Allowance for its Israeli patent application. On July 7th, GBSGB received a Notice of Allowance for its European patent application. These patents claim benefit of U.S. Patent Application No. 62/406,764 that was originally filed October 11, 2016.

Title: MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1 (005 Patent Family)

U.S. Patent Number US10709670B2	Issued: July 14, 2020
Expiration date: May 22, 2038	Inventors: Andrea Small-Howard, et al.
US Patent Application: US20200390721A1	Allowed: March 9, 2023
Expiration date: May 22, 2038	Inventors: Andrea Small-Howard et al.

As of July 14, 2020, GBSGB’s Myrcene-Containing Complex Mixtures (MCCM) are protected in the US for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. On June 28th of 2023, GBSGB received a Notice of Allowance on its Australian patent application. On March 9, 2023, the Notice of Allowance was received for GBSGB’s U.S. Patent Application No. 16/878,295, which was filed as a Continuation of Review of US Patent Application No. 15/986,316 (originally filed on May 22, 2018). The Notice of Allowance on the US Continued Review Application protects the use of GBSGB’s MCCM in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. These patents claim benefit of U.S. Patent Application No. 62/509,546 that was originally filed May 22, 2017.

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS (003 Patent Family)

U.S. Patent Number US10,857,107B2	Issued: December 8, 2020
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
IL Patent Number: IL268211B	Issued: December 1, 2022
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
AU Patent Number: AU2018215200B2	Issued: December 15, 2022
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
JP Patent Number: JP7225104B2	Issued: February 20, 2023
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
European Patent Application: EP3576724A1	Allowed: April 24, 2023
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
HK Patent Application: HK62020008641.6	Allowed: August 1, 2023
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.

On December 8, 2020, U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On December 1, 2022, the Israeli (IL) Patent was issued, protecting GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On December 15, 2022, the Australian (AU) Patent was issued, protecting GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was issued, protecting GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On April 24, 2023, GbS received the Notice of Allowance for its European Patent, which also triggers the allowance of its HK Patent. These patents claim benefit of U.S. Patent Application No. 62/453,161 originally filed February 1, 2017.

Title: TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES (006 Patent Family)

U.S. Patent Number US11260044B2	Issued: May 1, 2022
Expiration date: May 22, 2039	Inventors: Andrea Small-Howard, et al.

U.S. Patent coverage was granted for CBGA-containing mixtures used for the treatment of TRPV1-associated heart disease, renal cystitis, and hearing loss. This patent claims benefit of U.S. Patent Application Nos. 62/674,843 filed May 22, 2018; 62/769,743 filed November 20, 2018; and 62/849,719 filed May 17, 2019.

Title: METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY (050 Patent Family)

U.S. Patent Number: US9084786B2	Issued: July 21, 2015
U.S. Patent Number: US10137123B2	Issued: November 27, 2018
European Union Patent Number: EP2635281B1	Issued: March 14, 2018
Hong Kong Patent Number: HK14102182.8B1	Issued: March 14, 2018
Inventor: Alexander Stokes	Assignee: University of Hawai’i

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GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

GBSGB has sublicensed these two issued USPTO patents and two issued international patents for the prevention and treatment of heart failure due to cardiac hypertrophy through therapeutic regulation of TRPV1 from Makai Biotechnology, LLC.

Title: METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION (008 Patent Family)

Spanish Patent: ES2582287                                              Issued: September 29, 2017

Expiration: February 9, 2035

Inventors: Martin Banderas, Lucia; Fernandez Arevalo, Mercedes; Berrocoso, Dominguez, Esther; and Mico Segura, Juan Antonio

Assignees: Universidad de Sevilla, Universidad de Cadiz, and Centro de Investigacion Biomedica En Red

Exclusive worldwide license held by GbS Global Biopharma, Inc. Claims benefit of Spanish Patent Application no. P201500129 (Pub. No. ES 2582287).

GBSGB holds the exclusive worldwide rights to commercialize the issued Spanish patent-protected, cannabinoid-containing, time-released, oral nanoparticles for the treatment of neuropathic pain.

Pending Patents

In addition to the issued patents listed above, GBSGB's intellectual property portfolio includes a total of eighteen USPTO and fifty-five international patents pending:

Title	Jurisdiction	Application Number	Other International Applications Filed	Continuation of
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES	US	USPTO 16/844,713 PCT/US2017/055989	AU, CA, CN, EP, HK, IL, JP	US15/729,565 CN202310039015.8A JP2023058599A
MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1	US	USPTO 16/878,295 PCT/US2018/033956	AU, CA, CN, EP, HK, IL, JP	US15/986,316 US16/878,295
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS	US	USPTO 17/065,400 PCT/US2018/016296	AU, CA, CN, EP, HK, IL, JP	US15/885,620
TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES	US	USPTO 16/420,004 PCT/US2019/033618	AU, CA, CN, EP, HK, IL, JP	US17/576,485
THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS	US	USPTO 16/686,069 PCT/ES2019/070765	AU, CA, CN, EP, HK, IL, JP
TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1	US	USPTO 16/914,205 PCT/US2020/039989	AU, CA, CN, EP, HK, IL, JP
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS	US	USPTO 17/406,035 PCT/US2021/046584	AU, CA, CN, EP, HK, IL, JP
IN SILICO META-PHARMACOPEIA ASSEMBLY FROM NON-WESTERN MEDICAL SYSTEMS USING ADVANCED DATA ANALYTIC TECHNIQUES TO IDENTIFY AND DESIGN PHYTOTHERAPEUTIC STRATEGIES	US	USPTO 17/501,498 PCT/US2021/055056	CA, EP, HK, KR

26

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY	US/EU	EPO 3,348,267	IN, CN
METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION	WIPO/PCT	WIPO 2016/128591 PCT/ES2016/000016	US, EU, CA
CANNABINOID-CONTAINING FORMULATIONS FOR PARKINSONIAN MOVEMENT DISORDERS	US	USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR THE IDENTIFICATION OF NOVEL THERAPEUTIC APPROACHES TO MIGRAINE USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	USPTO 63/221,334 (provisional)
METHOD AND COMPOSITIONS FOR THE PHYTOMEDICAL COMPONENT SUPPLY CHAIN DECISION SUPPORT USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR NOVEL PAIN THERAPIES INCLUDING OPIOID-ALTERNATIVE STRATEGIES IDENTIFIED USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR NOVEL PAIN THERAPIES TARGETED TO SPECIFIC PAIN SUBTYPES IDENTIFIED USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS DEVELOPMENT OF NOVEL THERAPEUTICS BASED ON PIPER SPECIE-CONTAINING PHYTOMEDICINES FOR ANXIETY AND ASSOCIATED DISORDERS USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056

METHODS AND COMPOSITIONS FOR DECONVOLUTION OF COMPLEX PHYTOMEDICAL FORMULAE FOR CANCER TO IDENTIFY TARGETED STRATEGIES FOR CANCER PAIN AND CYTOTOXIC THERAPEUTIC CANDIDATES USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM

	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
NANOPARTICLE FORMULATIONS FOR TREATING PAIN	US	63/374,581 (provisional)
FORMULATIONS FOR TREATING CYTOKINE RELEASE SYNDROME	US	63/374,583 (provisional)
FORMULATIONS FOR TREATING ANXIETY	US	63/374,584 (provisional)

27

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

Partnering Strategy

The Company runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with universities, hospitals, suppliers, Contract Research Organizations (“CROs”), and Contract Manufacturing Organizations (“CMOs”). Through these research and development agreements, the Company has created a virtual pipeline for the further development of novel medicines based on ingredients originally derived from the cannabis plant and other plant-based traditional medicines. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, the Company has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

The Company currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded many of the Company’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and the Company. Our collaborations with Chaminade also led to the development of our PhAROS™ drug discovery platform.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with the Company’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered. Novel ligands have been identified and are being validated. This project will ultimately yield novel patent-protected therapies.

Michigan State University: Preclinical work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to validate our MEMs for use in the treatment of COVID-19-related cytokine release syndromes (COVID-CRS). MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. Positive proof-of-concept results have guided the development of these selectively anti-inflammatory MEM.

The University of Lethbridge: Our research partners bring expertise in studying neurodegenerative diseases using animal models and “Home Cage Small World” assessments using cameras and Artificial Intelligence-to assess efficacy of our proprietary Minimum Essential Mixtures for the treatment of Parkinson’s disease symptoms. Our colleagues at the University of Lethbridge have recently finished the dose-response study for our Company’s cannabinoid-containing Parkinson’s disease therapies.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based minimum essential mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including the Company’s chronic pain MEMs used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our chronic pain MEMs. In cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles was superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. Recently, our partners at the University of Seville have completed the formulation of new cannabis-based ingredients for inclusion into the oral, time-released nanoparticle format for the completion of our maximally effective MEMs for chronic pain. The results from Seville are very promising, and these nanoparticles have entered the animal testing phase at the NRC of Canada in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Three animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC of Canada. 1) Chronic Pain: The Company has re-started a safety and efficacy study in animals for our Chronic Pain (CP) formulas. The midterm results for these preclinical pain studies were promising, but the study was significantly delayed by the COVID pandemic. 2) Anxiety: We recently announced the positive performance of our plant-inspired formulas in an animal model of anxiety. 3) Depression: Minimum essential mixtures of plant-based ingredients from kava and the related Piper plant family are being evaluated now.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

28

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete in rodents, and we are seeking commercialization partners.

Path to Market: Drug Development Stages and Proposed Clinical Trials

The Company has plant-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of discovery, preclinical studies, clinical trials, and the required regulatory submissions required for obtaining US FDA pre-market approvals for pharmaceutical products (and equivalent approvals from other corresponding agencies worldwide) is traditionally a long and expensive process. However, the Company asserts that its proprietary, PhAROS™, AI-enabled, drug discovery engine; plant-inspired formulations; lean development program; novel regulatory strategy; experienced development partners; and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular and animal models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. Through GBSGB, the Company’s original patent applications cover new chemical entities (“NCE”) based on discovery and validation of minimum essential mixtures derived from complex, plant-based therapeutics. The Company plans to use an Exploratory IND/Phase 0 Program that gets the Company to First-in-Human sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study for PD, which compares the efficacies of multiple related cannabinoid-based formulations, the Company plans to advance the lead PD drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. Through GBSGB, the Company has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and with other scientific consultants to increase developmental efficiencies. If and when one or more of the Company’s drugs, therapies or treatments are approved by the US FDA, the Company will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the US FDA. Even if we obtain US FDA approval to market one of our therapies, there can be no assurance that it could be successfully marketed or would not be superseded by another plant-based therapy produced by one or more of our competitors. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of the Company. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If the Company fails to achieve its goal of producing one or more plant-inspired pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

Other Operations

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $300,000 as a reduction to the balance of the 0% Note payable dated October 23, 2017 and accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

29

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

RESULTS OF OPERATIONS

The following table sets forth certain of our Statements of Operations data:

	For the Three Months Ended
	June 30,
	2023	2022

General and administrative expenses	$265,122	$459,517
LOSS FROM OPERATIONS	(265,122)	(459,517)
OTHER EXPENSE
Interest expense	(40,804)	(38,572)
Loss on impairment of capitalized patent and trademark costs	(42,195)	-
Other income	75,000	-
LOSS BEFORE INCOME TAXES	(273,121)	(498,089)
Income tax expense	-	-
NET LOSS	$(273,121)	$(498,089)

Comparison of the Three Months Ended June 30, 2023 and 2022

General and Administrative Expenses

General and administrative expenses decreased by $194,395 to $265,122 for the three months ended June 30, 2023, compared to $459,517 for the three months ended June 30, 2022. The decrease is attributable in part to the completion of a research contract with Michigan State University. In addition, the Company is continuing its efforts to maintain administrative costs at a minimum and to make the best use of its limited resources in advancing research & development of the Company's intellectual property portfolio.

Interest Expense

Interest expense increased by $2,232 to $40,804 for the three months ended June 30, 2023, compared to $38,572 in the prior year quarter. The increase is attributable to a slight increase in net note balances.

Loss on impairment of capitalized patent and trademark costs

During the three months ended June 30, 2023, the Company recorded an impairment of all remaining capitalized patents and trademark costs totaling $42,195. No impairment was recorded during the three months ended June 30, 2022.

Other income

During the three months ended June 30, 2023, the Company recorded other income of $75,000. The Income in the 2023 period relates to the receipt of $75,000 from the makers of a note receivable in the amount of $2,520,833 due and payable to the Company. The note receivable was fully allowed for as of March 31, 2023 and therefore the receipt of cash from the payor has been classified as other income.

LIQUIDITY AND CAPITAL RESOURCES

Current Liquidity

The Company will need additional capital to implement its strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based on the Company's cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern.  The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financing. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities and loans along with the sale of our subsidiaries.

At June 30, 2023, cash was $29,611, other current assets excluding cash were $199,592, and our working capital deficit was $4,655,504. Current liabilities were $4,884,707 and consisted principally of $2,066,937 in accounts payable, accrued interest of $372,535, $75,628 in accrued liabilities, $1,411,152 in notes and convertible notes payable, and a federal income tax liability related to the Company's past ownership of the Nevada Subsidiaries of $958,455.

30

GB SCIENCES, INC. AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

June 30, 2023

(unaudited)

At March 31, 2023, cash was $109,912, other current assets excluding cash were $199,592, and our working capital deficit was $4,450,202. Current liabilities were $4,759,706, which consisted principally of $1,982,740 in accounts payable, $346,806 in accrued interest, $75,628 in accrued liabilities, $1,396,077 in notes and convertible notes payable, and an income tax liability related to the Company's past ownership of the Nevada Subsidiaries of $958,455.

Sources and Uses of Cash

Operating Activities

Net cash used in operating activities was $105,301 for the three months ended June 30, 2023, compared to cash used of $292,043 for the three months ended June 30, 2022. We anticipate that cash flows from operations will be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

During the three months ended June 30, 2023 and June 30, 2022, no cash was provided or used by investing activities.

Financing Activities

During the three months ended June 30, 2023, cash flows provided by financing activities totaled $25,000, in gross proceeds from a convertible note offering. Cash provided by financing activities for the three months ended June 30, 2022 included $125,000 gross proceeds from sales of the Company’s common stock in a private placement and was offset by $12,890 used in payment of principal on notes payable.

Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $108,978,436 at June 30, 2023. The Company had a working capital deficit of $4,655,504 at June 30, 2023, compared to a deficit of $4,450,202 at March 31, 2023. In addition, the Company has consumed cash in its operating activities of $105,301 for the three months ended June 30, 2023, compared to $292,043 used in operating activities for the three months ended June 30, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

VARIABLES AND TRENDS

In the event the Company is able to obtain the necessary financing to progress with its business plan, the Company expects expenses to increase significantly to grow the business. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light of these circumstances.

CRITICAL ACCOUNTING POLICIES

A description of the Company's significant accounting policies is included in Note 3 of its Annual Report on Form 10–K for the fiscal year ended March 31, 2023.

31

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

ITEM 3.  Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company  maintains disclosure controls and procedures that are designed to ensure that material information required to be disclosed in the periodic reports filed under the Securities Exchange Act of 1934, as amended, or 1934 Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and to ensure that such information is accumulated and communicated to management, including the chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure. At the end of the quarter ended June 30, 2023, the Company carried out an evaluation, under the supervision and with the participation of management, including the principal executive officer and the principal financial officer, of the effectiveness of the design and operation of disclosure controls and procedures, as defined in Rule 13(a)-15(e) and Rule 15d-15(e) under the 1934 Act. Based on this evaluation, management concluded that as of June 30, 2023, the disclosure controls and procedures were not effective due to material weaknesses: (1) as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act; and (2) due to the fact the duties of the principal executive officer and the principal financial officer are consolidated in one person and therefore the Company lacks duel control within the duties of these two positions.

Limitations on Effectiveness of Controls and Procedures

Management, including the Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Controls

On April 14, 2023, the long-time principal financial officer of the Company resigned his position to accept other employment. On the same day the principal executive officer of the Company was appointed interim principal financial officer. Despite the fact the new interim principal financial officer has both a strong educational and operational background in accounting and financial management, consolidating the positions in one person constitutes a change in the internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal controls over financial reporting.

32

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

PART II – OTHER INFORMATION

ITEM 1.  Legal Proceedings

No new items to disclose.

ITEM 1A.  Risk Factors

There are no material changes from the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC.

ITEM 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On June 30, 2023, the Company issued a convertible note payable in the face amount of $25,000. The note bears interest at 6% per annum and is convertible into shares of the Company’s common stock at $0.03 per share. The note was not registered under the Securities Act of 1933 (the “Act”), and was issued in reliance upon the exemption from registration contained in Section 4(2) of the Act since it was a transaction that was not a part of any public offering.

ITEM 3. Defaults Upon Senior Securities

No new items to disclose.

ITEM 4.  Mine Safety Disclosures

Not Applicable.

ITEM 5.  Other Information

None.

ITEM 6.  Exhibits

In reviewing the agreements included as exhibits to this Form 10-Q, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Form 10-Q and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

33

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

The following exhibits are included as part of this report:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014 and Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.5	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed with the Commission on July 14, 2023)
3.6	Bylaws (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
31.1	Certification of Principal Executive and Financial Officer and Pursuant to Rule 13a-14
32.1*	Chief Executive Officer and Chief Financial Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

34

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GB SCIENCES, INC.

Date: August 14, 2023	By:	/s/ John Poss
John Poss, Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

35

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John Poss, certify that:

1.I have reviewed this quarterly report on Form 10-Q of GB Sciences, Inc.;

2.Based on my knowledge, the quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures; and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Date: August 14, 2023	/s/ John Poss
John Poss, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

GB SCIENCES, INC. AND SUBSIDIARIES

June 30, 2023

(unaudited)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GB Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Poss, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 14, 2023	/s/ John Poss
John Poss, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended March 31, 2023

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	59-3733133
(State or other Jurisdiction of	(IRS Employer I.D. No.)
Incorporation or Organization)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89148

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
None	None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock $.0001 Par Value
Title of Class

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐  No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management's assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements.  ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  Yes ☐  No ☑

The aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter, that being September 2022, was approximately $11.3 million.

Total shares outstanding on July 14, 2023, were 381,872,561

Documents Incorporated by Reference

None

GB SCIENCES, INC.

FORM 10-K

PART I

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K of GB Sciences, Inc., a Nevada corporation and its subsidiaries (the “Company”), contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, believes”, “estimates”, “predicts” or “continue”, which list is not meant to be all-inclusive, and other such negative terms and comparable technology. These forward-looking statements, include, without limitation, statements about market opportunity, strategies, competition, expected activities and expenditures as we pursue business our plan, and the adequacy of available cash reserves. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things:

(i) product demand, market and customer acceptance of any or all of the Company’s products, equipment and other goods,

(ii) ability to obtain financing to expand its operations,

(iii) ability to attract and retain qualified personnel,

(iv) the results, cost and timing of our preclinical studies and clinical trials, including any delays to such clinical trials relating to enrollment or site initiation, as well as the number of required trials for regulatory approval and the criteria for success in such trials,

(v) our dependence on third parties in the conduct of our preclinical studies and clinical trials,

(vi) legal and regulatory developments in the United States and foreign countries, including any actions or advice that may affect the design, initiation, timing, continuation, progress or outcome of clinical trials or result in the need for additional clinical trials,

(vii) the results of our preclinical studies and earlier clinical trials of our product candidates may not be predictive of future results and we may not have favorable results in our ongoing or planned clinical trials,

(viii) the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates, and the indication and labeling under any such approval,

(ix) our plans and ability to develop and commercialize our product candidates,

(x) successful development of our commercialization capabilities, including sales and marketing capabilities, whether alone or with potential future collaborators,

(xi) the size and growth of the potential markets for our product candidates, the rate and degree of market acceptance of our product candidates and our ability to serve those markets,

(xii) the success of competing therapies and products that are or become available,

(xiii) our ability to limit our exposure under product liability lawsuits, shareholder class action lawsuits or other litigation,

(xiv) our ability to obtain and maintain intellectual property protection for our product candidates,

(xv) our ability to obtain and maintain third-party manufacturing for our product candidates on commercially reasonable terms,

(xvi) delays, interruptions or failures in the manufacture and supply of our product candidates,

(xvii) the performance of third parties upon which we depend, including third-party contract research organizations, or CROs, contract manufacturing organizations, or CMOs, contractor laboratories and independent contractors,

(xviii) the timing and outcome of current and future legal proceedings,

(xix) our ability to maintain proper functionality and security of our internal computer and information systems and prevent or avoid cyberattacks, malicious intrusion, breakdown, destruction, loss of data privacy or other significant disruption,

(xx) the adequacy of capital reserves and liquidity including, but not limited to, access to additional borrowing capacity,

(xxi) the extent to which health epidemics and other outbreaks of communicable diseases, including the ongoing COVID-19 pandemic, could disrupt our operations or materially and adversely affect our business and financial conditions, and

(xxii) general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

You should refer to Part I Item 1A. “Risk Factors” of this Annual Report on Form 10-K for a discussion of material factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Annual Report on Form 10-K will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this Annual Report on Form 10-K and the documents that we reference in this Annual Report on Form 10-K and have filed as exhibits to this Annual Report on Form 10-K completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

ITEM 1. DESCRIPTION OF BUSINESS

Unless the context indicates otherwise, all references to “GB” and “GB Sciences” refers solely to GB Sciences, Inc., a Nevada corporation, and all references to “the Company,” “we”, “us” or “our” in this Annual Report refers to GB Sciences and its consolidated subsidiaries.

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a plant-inspired, biopharmaceutical research and development company creating patented, disease-targeted formulations of cannabis- and other plant-inspired therapeutic mixtures for the prescription drug market through its wholly owned Canadian subsidiary, GbS Global Biopharma, Inc. (“GBSGB”).

Through GBSGB, the Company is engaged in the research and development of plant-inspired medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary plant-inspired formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. The Company’s intellectual property portfolio, which is held by GBSGB, contains six U.S. and five foreign patents issued, one US and three foreign patents allowed, as well as 18 U.S. and 55 foreign patent-pending applications.

On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. GB Sciences’ first foreign patent also confirms that the Company’s intellectual property strategy can work globally and validates both our plant-inspired drug discovery process and intellectual property strategy, which involves defining and protecting Minimum Essential Mixtures. GBLX/GBSGB starts its drug discovery process with plant-based therapies that are working anecdotally or in traditional medical systems, then the Company systematically reduces the number of compounds to reveal Minimum Essential Mixtures. The Company’s novel Minimum Essential Mixtures retain the increased efficacy of whole plant medicines, but they are easier to manufacture with precision at scale like single ingredient drugs. These Minimum Essential Mixtures are a viable alternative to standard single ingredient drugs or traditional whole plant medicines. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Several more of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

GBSGB’s intellectual property covers a range of over 65 medical conditions, from which five drug development programs are in the preclinical stage of drug development including our formulations for Parkinson’s disease ("PD"), chronic pain, COVID-related cytokine release syndrome, depression/anxiety, and cardiovascular therapeutic programs. The Company’s primary focus is on preparing its lead program for the treatment of the motor symptoms of Parkinson's disease for a first-in-human clinical trial. Depending on the results of ongoing preclinical studies, the Company intends to move forward with clinical trials for its chronic pain and COVID-related cytokine release syndrome therapies after PD. The Company’s formulations for chronic pain, anxiety, and depression are currently in preclinical animal studies with researchers at the National Research Council Canada. The Company recently received proof-of-concept data supporting its kava-inspired anxiety formulations. The Company also has positive preclinical proof-of-concept data supporting its complex mixtures for the treatment of Cytokine Release Syndrome, and its lead candidates will be optimized based on late-stage preclinical studies at Michigan State University. Proof-of-concept studies in animals that support our heart disease formulations have been successfully completed at the University of Hawaii. The Company runs a lean drug development program through GBSGB and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Our productive research and development network includes distinguished universities, hospitals, and Contract Research Organizations.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000. Effective March 09, 2023, Shareholders of the Company approved an increase in authorized capital shares from 600,000,000 to 950,000,000.

Business Strategy

Drug Discovery and Development of Novel Cannabis- and Other Plant-Inspired Therapies

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the rational design of plant-inspired medicines led by Dr. Andrea Small-Howard, the Company’s President, Chief Science Officer, and Director. In the early days, Small-Howard and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University, posited that minimum essential mixtures of plant-based ingredients would provide more targeted and effective treatments for specific disease conditions than either single ingredient or whole plant formulations. They started with cannabis-based drug discovery and developed a rapid screening and assaying system that tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease. This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, and chronic neuropathic pain. More recently, a similar approach has been applied to the discovery and validation of therapies informed by plants described in a variety of Traditional Medical Systems. These rich discovery efforts have yielded new preclinical programs; for example, our anxiety and depression formulations that contain minimum essential mixtures of compounds derived from plants in the Piper plant family, such as kava.

Currently, the Company’s drug discovery engine involves both a data analytics/machine learning tool to expedite drug discovery and high throughput screening of cell and animal models of disease. As previously mentioned, the Company initially explored the potential medical uses of specific mixtures derived from cannabis-based raw materials, but our early in silico tools have now been improved, and they are becoming increasingly effective for investigating the medical applications of potential therapeutic mixtures from any plant-derived starting material. In 2014, the Company developed its first rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes against cell-based models of diseases. This process has been refined over the years and now has identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain. Through GBSGB, the Company has filed for patent protection on these plant-inspired, minimum essential mixtures, and they are validating them in disease-specific animal models in preparation for human trials.

The Company’s drug discovery process combines: 1) PhAROS™: Phytomedical Analytics for Research Optimization at Scale for the prediction of minimum essential mixtures from plant-based materials, and 2) HTS: high throughput screening to refine and validate plant-inspired, minimum essential mixtures in well-established cell and animal models of diseases. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. The Company now uses its PhAROS™ Drug Discovery Platform to ‘pre-validate’ therapeutic mixtures. PhAROS can both prioritize and eliminate some potential combinations, which reduces time and resources used in the discovery period. PhAROS™ can also be used to identify and predict the efficacy of plant-inspired, minimum essential mixtures for specific diseases in silico, which are then tested by screening in cell and animal models. Screening of plant-inspired mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring plants and the use of live models for these diseases that have been well established by other researchers. The Company refines the potential therapeutic mixtures pre-validated by PhAROS™ to optimize their effectiveness using cell and animal models. Based on data from disease-specific assays, therapeutic formulations are refined during the HTS screening process by removing compounds that do not act synergistically with the others in the mixtures. The goal is to identify minimum essential mixtures (MEM) that retain the efficacy of the whole plant extracts, but with the manufacturing and quality control advantages of single ingredient pharmaceutical products.

Recently, the Company has received positive preclinical results supporting the efficacy of its proprietary kava-based formulas designed for the treatment of anxiety, which were obtained as a part of its on-going preclinical study of kava-inspired formulations for the treatment of anxiety or depression. The Company is addressing the growing need for anxiety and depression medications with non-psychedelic kava-based formulations. As mental health disorders increasingly impact global populations, Gb Sciences is developing psychotropic but non-psychedelic treatments for anxiety and depression that compete with the emerging billion-dollar psychedelic companies. Gb Sciences’ psychotropic kava-inspired formulas enhance mood, but they do not have potentially unwanted psychedelic side-effects. The National Research Council of Canada (“NRC”) has been testing the Company’s proprietary, psychotropic plant-based formulas for the treatment of depression and anxiety. For these novel psychotropic drug candidates, the Company used their AI-enabled PhAROS™ platform to identify new ingredients to improve upon an initial formulation for anxiety based on traditional medicine. The original plant mixture was derived from the kava plant, but some elements of kava are thought to cause liver toxicity. PhAROS™ identified ingredients from the Piper plant family as a substitute for the functionality of the ingredients in question without the potentially adverse safety profiles of those original ingredients. The Piper plant family includes pepper plants that are used worldwide in traditional medicines. The Company’s novel psychotropic formulations have been tested in preclinical trials at the Zebrafish Toxicology, Genomics and Neurobiology Lab at the NRC, led by Dr. Lee Ellis, Research Officer and Team Lead. The ongoing work between the NRC and the Company has produced strong and applicable data for the evaluation of its therapies, and this trial could provide novel treatment options for patients with depression and anxiety.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients ("APIs"). Through GBSGB, the Company has six issued patents, plus a series of pending patents containing plant-derived complex mixtures and minimum essential mixtures that act as therapeutic agents for specific disease categories, as described below. The Company’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Several more of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

Drug Development Progress

The Company has made significant strides in the past year with respect to both its drug discovery research and product development programs. The Company, through GBSGB, has five preclinical phase product development programs and is aggressively preparing its lead formulations for the treatment of Parkinson’s disease for a first-in-human clinical trial. Our lead program in Parkinson’s disease is being prepared for a first-in-human trial through the following essential steps: a) creating clinical prototypes by combining our proprietary Parkinson’s formulas with a convenient oral delivery system; b) performing a dose response study in rodents to establish the correct range of active ingredients for our first-in-human trial; c) performing necessary ADMET (Absorption, Distribution, Metabolism, Excretion, and Toxicology) tests on the clinical prototypes; and d) selecting a Contract Research Organization (CRO) to prepare an Investigational New Drug (IND) application to the US FDA to begin our first-in-human trial. In addition to our work in preparing the Parkinson’s formulation for a First-in-Human trial, the Company’s chronic pain, anxiety, and depression formulations are currently in preclinical animal studies with Dr. Lee Ellis of the National Research Council ("NRC") Canada in Halifax, Nova Scotia. Based on our positive preclinical, proof-of-concept data supporting our minimum essential mixtures for the treatment of Cytokine Release Syndrome in COVID-19 (COVID-CRS) and other severe hyperinflammatory conditions, the Company’s lead COVID-CRS candidates will be optimized in late-stage preclinical studies with Dr. Norbert Kaminski at Michigan State University.

For the Company’s lead program in PD therapeutics, the efficacy of our original formulations has been improved and the Company has filed a new patent application family to protect our defined cannabinoid ratio-minimum essential mixtures (DCR-MEMs) for the treatment of Parkinsonian motor symptoms. The Company had announced previously that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using proprietary cannabinoid-containing MEMs in an animal model of Parkinson’s disease ("PD"). These important preclinical results will be included in GBS’ Investigational New Drug ("IND") application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

This year, we have successfully created clinical prototypes of our top three performing cannabinoid-containing Parkinson’s formulations with Catalent Pharma based on incorporating our proprietary cannabinoid formulations for Parkinson’s disease into Catalent Pharma’s proprietary Zydis® delivery system. Catalent Pharma’s Zydis® delivery system is an Orally Disintegrating Tablet format (“ODT”) that should be ideal for delivering our cannabinoid-ratio controlled formulations to Parkinson’s patients. More than 50% of Parkinson’s patients have trouble swallowing, but the Zydis® format delivers the active ingredients into the mouth by dispersion without needing water or the ability to swallow. To ready the Company’s Parkinson’s disease therapies for a First-in-Human trial, the initial clinical prototypes of our Defined Cannabinoid Ratio (DCR)-MEM have been formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet technology and they are being evaluated in stability and functional testing. As mentioned above, the ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. Previously, the Company has completed two proof-of-concept studies for its MEM. Now, the Company has completed a Feasibility Study that has produced the clinical prototypes for its DCR-MEM. The Company selected Catalent for the delivery of their PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel therapeutic mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of the Company's proprietary APIs.

Additionally, the Company has successfully completed our required dose response study in a rodent model of Parkinson’s disease, which will help us to establish the correct dosing for our first-in-human trial. The University of Lethbridge completed this study in February of 2023, and the final report has recently been delivered to us for our usage. Prior to filing our IND application, we must conduct ADMET testing on the clinical prototypes of our Parkinson’s medication being formulated for us by Catalent Pharma. The Company has identified a Contract Research Organization that will perform the ADMET testing. In the IND application for our novel Parkinson’s disease therapy, the ADMET testing data will be combined with the Chemistry Manufacturing and Controls (CMC) data prepared by Catalent Pharma and our proof-of-concept data (National Research Council Canada). In the near future, we expect to announce the selection of the Contract Research Organization that will write the IND-application and run the first-in-human trials for our novel treatment for the motor symptoms of Parkinson’s disease.

For its lead chronic pain program, the Company is testing its MEM for chronic pain both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MEM and the time-released MEM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The Company received positive proof-of-concept data from a human immune cell model supporting the efficacy of their proprietary MEM designed for the suppression of COVID-related, cytokine release syndromes (CRS) while preserving key anti-viral immune responses. Based on this new positive proof-of-concept data, GBSGB converted their provisional patent application entitled, “CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS” to a nonprovisional patent application. The best performing MEM will be further developed in preparation for clinical studies to evaluate their anti-inflammatory potential in the treatment of severely ill COVID-19 patients contending with Cytokine Release Syndrome (CRS) and associated hyperinflammatory conditions, such as macrophage activation syndrome (MAS) and acute respiratory distress syndrome (ARDS). CRS, MAS, and ARDS are the leading causes of deaths in COVID-19 patients. The Company’s proof-of-concept study was performed at Michigan State University using a state-of-the-science human immune model. In the Company’s proof-of-concept study, immune cells from human donors were co-cultured together in one of four treatment groups: untreated (no inflammatory stimulus), inflammatory stimulus, control (inflammatory stimulus + vehicle from cannabinoid mixtures), or pre-treatment with the cannabinoid mixture + inflammatory stimulus. Then a panel of cytokines and inflammatory markers was measured from each of these treatment groups from different immune cell types within the co-cultured cells at four time points to determine whether the Company’s MEMs were able to alter the levels of pro-inflammatory cytokines or other inflammatory agents. The Company’s COVID-CRS formulations showed potential for the selective inhibition of pro-inflammatory processes in response to viral- and bacterial-triggered hyperinflammation in a human immune cell model. These positive proof-of-concept results support the potential for some of these mixtures to accomplish our therapeutic goals, but, ultimately, clinical trial results will determine whether they are efficacious. The Company’s plant-based drug discovery platform is advancing biopharmaceutical research at a time when thousands are dying from COVID-19. The next step is to further develop our plant-inspired drugs and eventually bring them to human trials so that the use of well-defined cannabinoid mixtures in clinical practice can become a reality.

As mentioned above, the Company has announced that our kava-inspired formulas for anxiety have achieved statistically significant efficacy in animal proof-of-concept studies. Gb Sciences is now preparing its non-psychedelic, kava-based anxiety formulations to treat the growing global need for anxiety and depression relief. The NRC of Canada has tested our proprietary, psychotropic plant-based formulas for the treatment of depression and anxiety in preclinical animal studies. The Company has leveraged its patent-pending PhAROS™ (Phytomedical Analytics for Research Optimization at Scale) platform to identify these combinations of plant compounds for novel drug candidates to treat depression and anxiety. These are the company’s first non-cannabis formulations to achieve proof-of-concept efficacy in preclinical studies. For these novel psychotropic drug candidates, the Company used the PhAROS™ platform to identify new ingredients to improve upon an initial formulation for anxiety based on traditional medicine. The original plant mixture was derived from the kava plant, but some elements of kava are thought to cause liver toxicity. PhAROS™ identified ingredients from the Piper plant family as a substitute for the functionality of the ingredients in question without the potentially adverse safety profiles of those original ingredients. The Piper plant family includes pepper plants that are used worldwide in traditional medicines. The Global Anxiety Disorder and Depression Treatment Market size is forecast to reach USD 19.81 Billion by 2028 according to Reports & Data.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs including: 1) Multiple MEM discovery projects using and advancing our proprietary PhAROS™ drug discovery platform in conjunction with Chaminade University, 2) the Company’s Cannabis Metabolomics Project with both Chaminade University of Honolulu, Hawai’i and the University of Athens, Greece, and 3) the Company’s Time-Released Nanoparticles for Delivery of Cannabis-based Ingredients with the University of Seville, Spain and the University of Cadiz, Spain.

In the past year GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

In 2021, our growing intellectual property portfolio was augmented with additional patent-protections for our PhAROS™ drug discovery platform that were filed in July of 2021 and in October of 2021. The Company, through GBSGB, also filed for protection of new PhAROS™ discovered, non-cannabis formulations in July of 2021. In September of 2021, the Company filed a patent application for the Company’s improved DCR-MEM formulations for our PD therapeutic program. These new patent applications expanded upon the solid foundation of intellectual property developed over the past six years. In 2020, the three patents which protect formulations for the Company’s lead therapeutic programs were issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications.

The issuance of the Company’s second and third US patents for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirmed that the Company’s pharmaceutical compositions can be patent protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using our proprietary MEMs for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing MEMs.

The Company's third issued US Patent entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Mast-Cell-Associated or Basophil-Mediated Inflammatory Disorders" protects methods of using the Company’s proprietary MEMs for treating Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. Receiving this patent for the treatment of MCAS using our MEMs is an important milestone in the development of this urgently needed medicine. There is no single recommended treatment for MCAS patients. Instead, they attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and our MEMs were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option. The Company is strategically targeting MCAS for two additional reasons. By focusing on a rare disease with no known cure, our company can apply for the U.S. Food and Drug Administration’s expedited approval process, which allows clinically successful treatments to get to market both quicker and more cost effectively. Gaining approval from the US FDA for the entire anti-inflammatory market would be extremely time consuming and cost prohibitive. Demonstrating that our MEMs are safe for the treatment of MCAS would favorably position our Company for clinical testing of these MEMs as potential treatments for other related inflammatory disorders, such as inflammatory bowel disease, thereby widening the target market and drastically shortening the development cycle and costs.

The Company’s fourth US Patent was issued on March 1, 2022 for a cannabinoid-containing mixture designed to treat cardiac hypertrophy, often present in advanced heart disease. Gb Sciences’ newly issued patent also covers the use of these receptor-targeted formulations for the treatment of TRPV1-receptor associated hearing loss and urinary cystitis. Despite multiple categories of prescription heart medications on the market, heart disease remains the leading cause of death in the United States for people of most racial and ethnic groups. Alternative therapeutic approaches are still needed, especially for the treatment of advanced heart disease. The market for prescription heart disease medications is predicted to rise to $64 billion dollars in the US by 2026, with future market growth fueled by innovative new therapeutic approaches.

Intellectual Property

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows. Unless otherwise indicated, all patents listed below are assigned to the Company's wholly-owned subsidiary, GBS Global Biopharma, Inc.

Six USPTO & Five International Patents Issued; One USPTO & Three International Patents Allowed*

*Notice of Allowances received which confirms patent protection on claim set

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES (002 Patent Family)

U.S. Patent Number: US10653640B2	Issued: May 19, 2020
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.
Chinese Patent Number: CN109963595B	Issued: Feb 3, 2023
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.
Japanese Patent Number: JP7225103B2	Issued: April 25, 2023
Expiration date: October 10, 2037	Inventors: Andrea Small-Howard et al.

On May 19, 2020, U.S. Patent protection was granted for GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On February 3, 2023, the Chinese Patent was issued for GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On April 25, 2023, the Japanese patent was issued for the use of GbS’ Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease. These patents claim benefit of U.S. Patent Application No. 62/406,764 that was originally filed October 11, 2016.

Title: MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1 (005 Patent Family)

U.S. Patent Number US10709670B2	Issued: July 14, 2020
Expiration date: May 22, 2038	Inventors: Andrea Small-Howard, et al.
US Patent Application: US20200390721A1	Allowed: March 9, 2023
Expiration date: May 22, 2038	Inventors: Andrea Small-Howard et al.

As of July 14, 2020, GbS’ Myrcene-Containing Complex Mixtures (MCCM) are protected in the US for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. On March 9, 2023, the Notice of Allowance was received for GbS’ U.S. Patent Application No. 16/878,295, which was filed as a Continuation of Review of US Patent Application No. 15/986,316 (originally filed on May 22, 2018). The Notice of Allowance on the Continued Review Application protects the use of GbS’ MCCM in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. These patents claim benefit of U.S. Patent Application No. 62/509,546 that was originally filed May 22, 2017.

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS (003 Patent Family)

U.S. Patent Number US10,857,107B2	Issued: December 8, 2020
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
IL Patent Number: IL268211B	Allowed: December 1, 2022
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
AU Patent Number: AU2018215200B2	Allowed: December 15, 2022
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.
JP Patent Number: JP7225104B2	Allowed: February 20, 2023
Expiration date: January 31, 2038	Inventors: Andrea Small-Howard et al.

On December 8, 2020, U.S. Patent protection was granted for GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On December 1, 2022, the Israeli (IL) Patent was allowed, protecting GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On December 15, 2022, the Australian (AU) Patent was allowed, protecting GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting GbS’ Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). These patents claim benefit of U.S. Patent Application No. 62/453,161 originally filed February 1, 2017.

Title: TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES (006 Patent Family)

U.S. Patent Number US11260044B2	Issued: May 1, 2022
Expiration date: May 22, 2039	Inventors: Andrea Small-Howard, et al.

U.S. Patent coverage was granted for CBGA-containing mixtures used for the treatment of TRPV1-associated heart disease, renal cystitis, and hearing loss. This patent claims benefit of U.S. Patent Application Nos. 62/674,843 filed May 22, 2018; 62/769,743 filed November 20, 2018; and 62/849,719 filed May 17, 2019.

Title: METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY (050 Patent Family)

U.S. Patent Number: US9084786B2	Issued: July 21, 2015
U.S. Patent Number: US10137123B2	Issued: November 27, 2018
European Union Patent Number: EP2635281B1	Issued: March 14, 2018
Hong Kong Patent Number: HK14102182.8B1	Issued: March 14, 2018
Inventor: Alexander Stokes	Assignee: University of Hawai’i

GbS has sublicensed these two issued USPTO patents and two issued international patents for the prevention and treatment of heart failure due to cardiac hypertrophy through therapeutic regulation of TRPV1 from Makai Biotechnology, LLC.

Title: METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION (008 Patent Family)

Spanish Patent: ES2582287                                              Issued: September 29, 2017

Expiration: February 9, 2035

Inventors: Martin Banderas, Lucia; Fernandez Arevalo, Mercedes; Berrocoso, Dominguez, Esther; and Mico Segura, Juan Antonio

Assignees: Universidad de Sevilla, Universidad de Cadiz, and Centro de Investigacion Biomedica En Red

Exclusive worldwide license held by GbS Global Biopharma, Inc. Claims benefit of Spanish Patent Application no. P201500129 (Pub. No. ES 2582287).

GbS holds the exclusive worldwide rights to commercialize the issued Spanish patent-protected, cannabinoid-containing, time-released, oral nanoparticles for the treatment of neuropathic pain.

Issued Patents

In addition to the issued patents listed above, GBSGB's intellectual property portfolio includes a total of ten USPTO and thirty-five international patents pending:

Title	Jurisdiction	Application Number	Other International Applications Filed	Continuation of
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES	US	USPTO 16/844,713 PCT/US2017/055989	AU, CA, CN, EP, HK, IL, JP	US15/729,565 CN202310039015.8A JP2023058599A
MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1	US	USPTO 16/878,295 PCT/US2018/033956	AU, CA, CN, EP, HK, IL, JP	US15/986,316 US16/878,295
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS	US	USPTO 17/065,400 PCT/US2018/016296	AU, CA, CN, EP, HK, IL, JP	US15/885,620
TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES	US	USPTO 16/420,004 PCT/US2019/033618	AU, CA, CN, EP, HK, IL, JP	US17/576,485
THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS	US	USPTO 16/686,069 PCT/ES2019/070765	AU, CA, CN, EP, HK, IL, JP
TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1	US	USPTO 16/914,205 PCT/US2020/039989	AU, CA, CN, EP, HK, IL, JP
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS	US	USPTO 17/406,035 PCT/US2021/046584	AU, CA, CN, EP, HK, IL, JP
IN SILICO META-PHARMACOPEIA ASSEMBLY FROM NON-WESTERN MEDICAL SYSTEMS USING ADVANCED DATA ANALYTIC TECHNIQUES TO IDENTIFY AND DESIGN PHYTOTHERAPEUTIC STRATEGIES	US	USPTO 17/501,498 PCT/US2021/055056	CA, EP, HK, KR

METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY	US/EU	EPO 3,348,267	IN, CN
METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION	WIPO/PCT	WIPO 2016/128591 PCT/ES2016/000016	US, EU, CA
CANNABINOID-CONTAINING FORMULATIONS FOR PARKINSONIAN MOVEMENT DISORDERS	US	USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR THE IDENTIFICATION OF NOVEL THERAPEUTIC APPROACHES TO MIGRAINE USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	USPTO 63/221,334 (provisional)
METHOD AND COMPOSITIONS FOR THE PHYTOMEDICAL COMPONENT SUPPLY CHAIN DECISION SUPPORT USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR NOVEL PAIN THERAPIES INCLUDING OPIOID-ALTERNATIVE STRATEGIES IDENTIFIED USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS FOR NOVEL PAIN THERAPIES TARGETED TO SPECIFIC PAIN SUBTYPES IDENTIFIED USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
METHODS AND COMPOSITIONS DEVELOPMENT OF NOVEL THERAPEUTICS BASED ON PIPER SPECIE-CONTAINING PHYTOMEDICINES FOR ANXIETY AND ASSOCIATED DISORDERS USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056

METHODS AND COMPOSITIONS FOR DECONVOLUTION OF COMPLEX PHYTOMEDICAL FORMULAE FOR CANCER TO IDENTIFY TARGETED STRATEGIES FOR CANCER PAIN AND CYTOTOXIC THERAPEUTIC CANDIDATES USING THE PHAROS IN SILICO DRUG DISCOVERY PLATFORM

	US	Incorporated into USPTO 17/501,498 PCT/US2021/055056
NANOPARTICLE FORMULATIONS FOR TREATING PAIN	US	63/374,581 (provisional)
FORMULATIONS FOR TREATING CYTOKINE RELEASE SYNDROME	US	63/374,583 (provisional)
FORMULATIONS FOR TREATING ANXIETY	US	63/374,584 (provisional)

Partnering Strategy

The Company runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with universities, hospitals, suppliers, Contract Research Organizations (“CROs”), and Contract Manufacturing Organizations (“CMOs”). Through these research and development agreements, the Company has created a virtual pipeline for the further development of novel medicines based on ingredients originally derived from the cannabis plant and other plant-based traditional medicines. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, the Company has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

The Company currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded many of the Company’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and the Company. Our collaborations with Chaminade also led to the development of our PhAROS™ drug discovery platform.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with the Company’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered. Novel ligands have been identified and are being validated. This project will ultimately yield novel patent-protected therapies.

Michigan State University: Preclinical work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to validate our MEMs for use in the treatment of COVID-19-related cytokine release syndromes (COVID-CRS). MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. Positive proof-of-concept results have guided the development of these selectively anti-inflammatory MEM.

The University of Lethbridge: Our research partners bring expertise in studying neurodegenerative diseases using animal models and “Home Cage Small World” assessments using cameras and Artificial Intelligence-to assess efficacy of our proprietary Minimum Essential Mixtures for the treatment of Parkinson’s disease symptoms. Our colleagues at the University of Lethbridge have recently finished the dose-response study for our Company’s cannabinoid-containing Parkinson’s disease therapies.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based minimum essential mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including the Company’s chronic pain MEMs used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our chronic pain MEMs. In cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles was superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. Recently, our partners at the University of Seville have completed the formulation of new cannabis-based ingredients for inclusion into the oral, time-released nanoparticle format for the completion of our maximally effective MEMs for chronic pain. The results from Seville are very promising, and these nanoparticles have entered the animal testing phase at the NRC of Canada in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Three animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC of Canada. 1) Chronic Pain: The Company has re-started a safety and efficacy study in animals for our Chronic Pain (CP) formulas. The midterm results for these preclinical pain studies were promising, but the study was significantly delayed by the COVID pandemic. 2) Anxiety: We recently announced the positive performance of our plant-inspired formulas in an animal model of anxiety. 3) Depression: Minimum essential mixtures of plant-based ingredients from kava and the related Piper plant family are being evaluated now.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete in rodents, and we are seeking commercialization partners.

Path to Market: Drug Development Stages and Proposed Clinical Trials

The Company has plant-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of discovery, preclinical studies, clinical trials, and the required regulatory submissions required for obtaining US FDA pre-market approvals for pharmaceutical products (and equivalent approvals from other corresponding agencies worldwide) is traditionally a long and expensive process. However, the Company asserts that its proprietary, PhAROS™, AI-enabled, drug discovery engine; plant-inspired formulations; lean development program; novel regulatory strategy; experienced development partners; and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular and animal models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. Through GBSGB, the Company’s original patent applications cover new chemical entities (“NCE”) based on discovery and validation of minimum essential mixtures derived from complex, plant-based therapeutics. The Company plans to use an Exploratory IND/Phase 0 Program that gets the Company to First-in-Human sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study for PD, which compares the efficacies of multiple related cannabinoid-based formulations, the Company plans to advance the lead PD drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. Through GBSGB, the Company has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and with other scientific consultants to increase developmental efficiencies. If and when one or more of the Company’s drugs, therapies or treatments are approved by the US FDA, the Company will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the US FDA. Even if we obtain US FDA approval to market one of our therapies, there can be no assurance that it could be successfully marketed or would not be superseded by another plant-based therapy produced by one or more of our competitors. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of the Company. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If the Company fails to achieve its goal of producing one or more plant-inspired pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

Other Operations

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $300,000 as a reduction to the balance of the 0% Note payable dated October 23, 2017 and accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

Competition

The biotech industry is subject to intense and increasing competition. We face potential competition from many different sources, including large pharmaceutical and biotechnology companies, specialty pharmaceutical and generic drug companies, and medical technology companies. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. Some of our competitors may have substantially greater capital resources, facilities and infrastructure then we have, which may enable them to compete more effectively in this market. These competitors include Cara Therapeutics Inc., Corbus Pharmaceuticals Holdings Inc., Zynerba Pharmaceuticals Inc., Tetra Bio-Pharma, Inc., Revive Therapeutics, Inc., Axim Biotechnologies, Inc., and Emerald BioScience, Inc., among others.

There are several organizations that may be developing or marketing therapies for the indications that we are pursuing. Many of our competitors, including many of the organizations named above, have substantially greater financial, technical and human resources than we do and significantly greater experience in the development of product candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of competitors.

We believe the key competitive factors that will affect the development and commercial success of our product candidates, if approved for marketing, are likely to be their safety, efficacy and tolerability profile, reliability, convenience of dosing, price and reimbursement from government and third-party payers. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payers seeking to encourage the use of generic products. Generic products that broadly address these indications are currently on the market for the indications that we are pursuing, and additional products are expected to become available on a generic basis over the coming years. If our product candidates achieve marketing approval, we expect that they will be priced at a significant premium over competitive generic products.

Government Regulation and Federal Policy

Government authorities in the U.S. (including federal, state and local authorities) and in other countries extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, export and import of pharmaceutical products, such as those we are developing. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Moreover, failure to comply with applicable regulatory requirements may result in, among other things, warning letters, clinical holds, civil or criminal penalties, recall or seizure of products, injunction, disbarment, partial or total suspension of production or withdrawal of the product from the market. Any agency or judicial enforcement action could have a material adverse effect on us.

FDA Regulation

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process required by the FDA before product candidates may be marketed in the U.S. generally involves the following:

●completion of extensive preclinical laboratory tests and preclinical animal studies, all performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations. Preclinical testing generally includes evaluation of our product candidates in the laboratory or in animals to characterize the product and determine safety and efficacy;

●submission to the FDA of an Investigational New Drug application ("IND"), which must become effective before human clinical trials may begin and must be updated annually;

●performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;

●submission to the FDA of a New Drug Application ("NDA") after completion of all pivotal clinical trials;

●a determination by the FDA within 60 days of its receipt of an NDA to file the NDA for review;

●satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the active pharmaceutical ingredient (“API”) and finished drug product are produced and tested to assess compliance with cGMP regulations;

●satisfactory completion of an FDA pre-approval inspection of one or more of the clinical sites at which the clinical trials were conducted;

●at the discretion of the FDA, a public Advisory Committee Meeting where the data is reviewed by experts who discuss the data and give their opinion (which the FDA is not obliged to follow) of the adequacy of the data to support an approval; and

●FDA review and approval of an NDA prior to any commercial marketing or sale of the drug in the U.S.

We rely and expect to continue to rely on third parties for the production, distribution, shipping and storage of clinical and commercial quantities of our product candidates. Future FDA and state inspections may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our product candidates under development.

In addition to regulations in the U.S., we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our products. Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the U.S. have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application (“CTA”) must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational drug under European Union regulatory systems, we must submit a marketing authorization application. The application used to file the NDA in the U.S. is similar to that required in Europe, with the exception of, among other things, country-specific document requirements. For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Cannabis Regulation

Although the Company has completely divested of its cannabis cultivation and production facilities effective December 31, 2021, the Company has owned and operated subsidiaries that were involved in the manufacturing and distribution of cannabis products under State law. These operations were subject to prohibition under United States federal law.

Under the Controlled Substances Act (“CSA”), the policies and regulations of the Federal government and its agencies are that cannabis (marijuana) is a Schedule 1 narcotic that is addictive and has no medical benefit. Accordingly, and a range of activities including cultivation and the personal use of cannabis is prohibited and subject to prosecution and criminal penalties. Unless and until Congress amends the CSA with respect to medical cannabis, there is a risk that the federal authorities may enforce current federal law, and we may be deemed to have engaged in producing, cultivating, or dispensing cannabis in violation of federal law, or we may be deemed to have facilitated the sale or distribution of drug paraphernalia in violation of federal law with respect to our Company’s divested business operations. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our strategic goals, revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. See “Risk Factors” below. The U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical cannabis laws. The preemption claim was rejected by every court that reviewed the case. The California 4th District Court of Appeals wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the CSA contains prohibitions against cannabis, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of cannabis even where states approve its use for medical purposes.

In an effort to provide guidance to federal law enforcement, the Department of Justice (“DOJ”) issued Guidance Regarding Cannabis Enforcement to all United States attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning cannabis enforcement in light of state laws legalizing medical and recreational cannabis possession in small amounts.

The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of cannabis to children;
•	Revenue from the sale of cannabis going to criminals;
•	Diversion of medical cannabis from states where it is legal to states where it is not;
•	Using state authorized cannabis activity as a pretext of another illegal drug activity;
•	Preventing violence in the cultivation and distribution of cannabis;
•	Preventing drugged driving;
•	Growing cannabis on federal property; and
•	Preventing possession or use of cannabis on federal property.

On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of cannabis for use on private property but has relied on state and local law enforcement to address cannabis activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical cannabis and recreational cannabis in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical cannabis.

In contrast to federal policy, the majority of U.S. states, four U.S. territories, and the District of Columbia have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and adult recreational use of cannabis. Many other states are considering similar legislation.

Employees

As of March 31, 2023, we had three employees.

ITEM 1A. RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this Annual Report on Form 10-K, including our financial statements and the related notes thereto. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operation and cash flows. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can obtain and/or maintain relationships with strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditors’ report for the fiscal years ended March 31, 2023 and 2022 have expressed doubts about our ability to continue as a going concern;

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the years ended March 31, 2023 and 2022 our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. The Company has incurred recurring losses since inception. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about the ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our intellectual properties and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.

We have incurred significant losses in prior periods. For the years ended March 31, 2023 and 2022, we had net losses of $4,125,194 and $530,873, respectively, and we had an accumulated deficit of $108,705,315 and $104,580,122, respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We will need additional capital to sustain our operations and will need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business plan could be compromised.

We have limited capital resources and operations. To date, our operations have been funded primarily from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to implement our strategies, develop our intellectual property base, and establish our targeted levels of commercial production. There is no assurance that we will be able to raise the amount of capital needed for future growth plans.

Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter, especially if we are to develop our Science division and start to conduct, individually or with joint venture partners, pre-clinical and clinical trials for potential pharmaceutical, or nutraceutical products derived from cannabis. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment requirements for research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

Drug research and development programs typically involves huge expenditures, long periods to obtain FDA approvals and the potential that such prospective pharmaceutical products will not prove to be safe and effective.

The production of FDA-approved pharmaceutical products and related drug is typically a highly expensive a long and drawn out process, typically involving hundreds of millions of dollars and a decade or more to achieve. Although we believe that some, if not all, of our planned cannabinoid based pharmaceutical protocols can qualify for “orphan drug” status and be accelerated through the FDA approval process, there can be no assurance that this will be the case.

In addition, we do not now have, and do not expect in the foreseeable future to have, the capital resources to fund our drug discovery programs, nor do we have the infrastructure to conduct such program alone. For that reason, we intend to engage in joint ventures with third parties, including hospitals, clinics, foundations and other qualified sources. Although we are in preliminary discussions with various potential partners, to date, we have not entered into any definitive drug development joint venture or partnership agreement. Our failure or inability to enter into one or more drug development agreements will materially and adversely affect our ability to develop our Science division. Even if we are able to obtain such joint drug development agreements there can be no assurance that it will be on terms and conditions that will be favorable to us.

There is the further risk that the anticipated costs of producing an FDA approved drug will not escalate to the point that will cause us and any of our prospective development partners to abandon such efforts.

Even if we do develop an FDA-approved pharmaceutical product, there is the risk that it will not be saleable to a major pharmaceutical company (either before or after completion of the FDA approval process), or that other competing drugs will not be produced providing the same medical benefits.

Accordingly, there is a significant risk that we will never be able to generate a return on our investment, and we could lose our entire investment in GBS Global Biopharma, Inc. Either of such events, would have a material adverse effect on our business prospects and equity value.

There has been limited study on the effects of cannabinoids and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabinoid-based active ingredients.

Many of the Company's products involve the use of complex mixtures of cannabinoids. Research regarding the medical benefits, viability, safety, efficacy and dosing of cannabinoids remains in relatively early stages. There have been few clinical trials on the benefits of cannabinoids conducted, but the number of trials is growing.

Future research and clinical trials may draw opposing conclusions to statements contained in the articles, reports and studies we have relied on or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabinoid-containing prescription medicines. However, our proprietary formulations will have been through the rigorous premarket approval process of the US FDA prior to marketing.

Federal law prohibits the use of cannabis for the purposes in which the Company has previously engaged.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. Therefore, a range of activities including cultivation and the personal use of cannabis is prohibited and is a criminal offense. Unless and until Congress amends the CSA with respect to medical cannabis, as to the timing or scope of any such amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

The current policy and regulations of the Federal government and its agencies, including the U.S. Drug Enforcement Agency and the FDA, are that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of Federal law. Although the majority of states and the District of Columbia have passed legislation permitting the cultivation and dispensing of medical cannabis, these laws are, in many jurisdictions, subject to strict regulation and limitations and are still being developed. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the Company even though it was allowed by state regulation in the various states in which the Company operated. Accordingly, although the Company was successful in obtaining state cultivation and production licenses in Nevada and other states and operated pursuant to such licenses, the operations were in violation of federal law. If existing federal laws are enforced by the United States Department of Justice or the FDA, it is possible that the Company could be prosecuted for its former operations in cannabis cultivation and production under state licensing.

Because the Company's sales were subject to IRC 280E, we owe federal income taxes even though we incurred losses.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. The production and distribution of Schedule One narcotics is subject to Internal Revenue Code Section 280E, which prohibits the Company from deducting any ordinary and necessary business expenses from taxable gross profit related to the sale of cannabis products. Without the deduction of business expenses, the Company owes income taxes in the amount of $958,455, including accrued penalties and interest, despite having generated net losses and substantial net operating loss carryforwards. The Company does not currently have sufficient resources to pay those taxes, and if we are unable to pay those taxes we may be subject to penalties and IRS enforcement action.

Because the business activities of some of our former customers were illegal under Federal law, we may be deemed to have aided and abetted illegal activities through the products that we provided to those customers. As a result, we may be subject to actions by law enforcement authorities which would materially and adversely affect our business.

Until the December 31, 2021 sale of the Nevada Subsidiaries, we provided products to customers that were engaged in businesses involving the possession, use, cultivation, and transfer of cannabis. As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. Such an action would have a material effect on our business and operations.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our previous participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against the Company. Litigation, complaints, and enforcement actions involving these subsidiaries could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our ability to move forward with our business plan.

We could have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of cannabis is illegal under Federal law, there is an argument that banks should not accept for deposit funds from businesses involved with the cannabis industry. Consequently, such businesses often have difficulty finding a bank willing to accept their business.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services" to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws.

Notwithstanding the above federal guidelines and in addition to potential federal sanctions, regulators in the states in which we are able to conduct business may make it difficult for local banks to do business with companies considered to have engaged in cultivating and distributing cannabis. Furthermore, banks may be reluctant to do business with us because of past participation in the cannabis industry. Failure to maintain a permanent banking relationship could have a material and adverse effect on our future business operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have greater capital resources, facilities and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share in the future from products we are attempting to develop. There are no assurances that competition in our respective industries will not lead to reduced prices for our potential products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect or develop our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We will rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our intellectual property does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some of our potential customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy could produce a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

As of March 31, 2023, management assessed the effectiveness of our internal controls over financial reporting. Management concluded, as of the fiscal year ended March 31, 2023, that our internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management concluded that our internal controls were adversely affected by deficiencies in the design or operation of our internal controls, which management considered to be material weakness; specifically, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our insurance coverage may be inadequate to cover all significant risk exposures; because we have operated in the cannabis industry, we have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise. We currently have insurance coverage in place for workers' compensation.

Insurance that is otherwise readily available is more difficult for us to find, and more expensive, because we have engaged in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is categorized as “penny stock”. The Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise.

We may issue additional shares of common stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 950,000,000 shares with a par value of $0.0001 per share. As of March 31, 2023, we had 381,872,561 shares of common stock outstanding. However, we require additional capital and will likely issue additional shares of Common Stock in the future in connection with one or more financings or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We are a public company and must meet the expenses associated with the maintenance of a public company.

We are a public company and are required to file annual, quarterly, and periodic reports with the United States Securities and Exchange Commission as required by the Securities Exchange Act of 1934. Our annual and quarterly reports must contain financial statements that are audited and/or reviewed by an independent accounting firm licensed with the Public Company Accounting Oversight Board. The preparation of such reports also incur other bookkeeping, accounting and legal expense.

As noted, meeting the filing requirements of the Securities Exchange Act of 1934 requires paying applicable professionals significant amounts of money. In the event the Company is not able to meet its filing requirements with the Securities and Exchange Commission, it will put a chill on the trading of our common stock in the over-the-counter markets and investors in our stock will have a more difficult time liquidating their investments.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTY

The company does not own or lease any physical premises. Our executive officers and employees work remotely in a "virtual office" setting, and our mailing address is 9205 W. Russell Road, Suite 240 Las Vegas, Nevada 89148.

ITEM 3. LEGAL PROCEEDINGS

We are currently not involved in any other material legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

Not Applicable

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

GB Sciences, Inc.’s common stock is quoted on the OTCQB under the symbol "GBLX".

For the periods indicated, the following table sets forth the high and low per share intra-day sales prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Fiscal Year 2023	High ($)	Low ($)
Fourth Quarter	$0.02	$0.02
Third Quarter	0.03	0.02
Second Quarter	0.03	0.02
First Quarter	0.04	0.02

Fiscal Year 2022
Fourth Quarter	$0.04	$0.02
Third Quarter	0.04	0.02
Second Quarter	0.06	0.03
First Quarter	0.07	0.04

As of July 14, 2023, there were 201 holders of record of our common stock. Because many of our shares are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial holders.

Dividend Policy

Cash dividends have never been declared or paid on common stock and dividends are not anticipated on common stock in the foreseeable future. Future earnings, if any, will be retained to finance the expansion business and for general corporate purposes. There is no assurance we will pay dividends in the future. Future dividend policy is within the discretion of the board of directors and will depend upon various factors, including results of operations, financial condition, capital requirements and investment opportunities.

Recent Sales of Unregistered Securities

On May 9, 2022 the Company entered into a Placement Agent's Agreement with its brokers for the private placement of up to $565,000 in units at a price of $0.03 per unit. For each unit purchased, the investor will receive one share of the Company's common stock and one warrant to purchase one share of the Company's common stock at a price of $0.10 for a period of five years. On September 9, 2022, the Company entered into the Amendment to the Placement Agent's Agreement which extended the placement to November 30, 2022 and increased the amount to $2,000,000, all other terms remaining the same.  During the year ended March 31, 2023, the Company received $1,705,000 under the private placement, net of brokerage fees of $221,650, for proceeds of $1,483,350, and issued 56,835,004 shares of its common stock and 56,835,004 warrants to purchase one share of the Company's common stock at $0.10 for five years.

ITEM 6. SELECTED FINANCIAL DATA

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of the plan of operation, financial condition and results of operations should be read in conjunction with the Company’s financial statements, and notes thereto, included elsewhere herein. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those discussed in this Annual Report.

Executive Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “GBLX”, “we”, “us”, or “our”) is a plant-inspired, biopharmaceutical research and development company creating patented, disease-targeted formulations of cannabis- and other plant-inspired therapeutic mixtures for the prescription drug market through its wholly owned Canadian subsidiary, GbS Global Biopharma, Inc. (“GBSGB”).

Through GBSGB, the Company is engaged in the research and development of plant-inspired medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary plant-inspired formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. The Company’s intellectual property portfolio, which is held by GBSGB, contains six U.S. and five foreign patents issued, one US and three foreign patents allowed, as well as 18 U.S. and 55 foreign patent-pending applications.

Several of GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed this year in different countries, expanding our patent protections as follows. On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. GB Sciences’ first foreign patent also confirms that the Company’s intellectual property strategy can work globally and validates both our plant-inspired drug discovery process and intellectual property strategy, which involves defining and protecting Minimum Essential Mixtures. GBLX/GBSGB starts its drug discovery process with plant-based therapies that are working anecdotally or in traditional medical systems, then the Company systematically reduces the number of compounds to reveal Minimum Essential Mixtures. The Company’s novel Minimum Essential Mixtures retain the increased efficacy of whole plant medicines, but they are easier to manufacture with precision at scale like single ingredient drugs. These Minimum Essential Mixtures are a viable alternative to standard single ingredient drugs or traditional whole plant medicines. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

GBSGB’s intellectual property covers a range of over 65 medical conditions, from which five drug development programs are in the preclinical stage of drug development including our formulations for Parkinson’s disease ("PD"), chronic pain, COVID-related cytokine release syndrome, depression/anxiety, and cardiovascular therapeutic programs. The Company’s primary focus is on preparing its lead program for the treatment of the motor symptoms of Parkinson's disease for a first-in-human clinical trial. Depending on the results of ongoing preclinical studies, the Company intends to move forward with clinical trials for its chronic pain and COVID-related cytokine release syndrome therapies after PD. The Company’s formulations for chronic pain, anxiety, and depression are currently in preclinical animal studies with researchers at the National Research Council of Canada. The Company recently received proof-of-concept data supporting its kava-inspired anxiety formulations. The Company also has positive preclinical proof-of-concept data supporting its complex mixtures for the treatment of Cytokine Release Syndrome, and its lead candidates will be optimized based on late-stage preclinical studies at Michigan State University. Proof-of-concept studies in animals that support our heart disease formulations have been successfully completed at the University of Hawaii. The Company runs a lean drug development program through GBSGB and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Our productive research and development network includes distinguished universities, hospitals, and Contract Research Organizations.

Recent Developments

Divestiture of Nevada Cannabis Operations

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment and/or repayments of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $312,315 in consideration in the form of a $237,668 reduction to the outstanding principal and accrued interest balances of the 0% Note payable dated October 23, 2017, and extinguishment of accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

As consideration for the membership interests, the Company received cash payments of $1,648,772 (including $400,000 in advance payments received during the nine months ended December 31, 2021), the extinguishment of debt and current liabilities owed to affiliates of the purchaser of $3,462,854, and a $3,025,000 8% note receivable.

Intellectual Property Portfolio

In the past year, GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

In 2021, our growing intellectual property portfolio was augmented with additional patent-protections for our PhAROS™ drug discovery platform that were filed in July of 2021 and in October of 2021. The Company, through GBSGB, also filed for protection of new PhAROS™ discovered, non-cannabis formulations in July of 2021. In September of 2021, the Company filed a patent application for the Company’s improved DCR-MEM formulations for our PD therapeutic program. These new patent applications expanded upon the solid foundation of intellectual property developed over the past six years.

In 2020, the three patents which protect formulations for the Company’s lead therapeutic programs were issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications.

The issuance of the Company’s second and third US patents for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirmed that the Company’s pharmaceutical compositions can be patent protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using our proprietary MEMs for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing MEMs.

The Company's third issued US Patent entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Mast-Cell-Associated or Basophil-Mediated Inflammatory Disorders" protects methods of using the Company’s proprietary MEMs for treating Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. Receiving this patent for the treatment of MCAS using our MEMs is an important milestone in the development of this urgently needed medicine. There is no single recommended treatment for MCAS patients. Instead, they attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and our MEMs were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option. The Company is strategically targeting MCAS for two additional reasons. By focusing on a rare disease with no known cure, our company can apply for the U.S. Food and Drug Administration’s expedited approval process, which allows clinically successful treatments to get to market both quicker and more cost effectively. Gaining approval from the US FDA for the entire anti-inflammatory market would be extremely time consuming and cost prohibitive. Demonstrating that our MEMs are safe for the treatment of MCAS would favorably position our Company for clinical testing of these MEMs as potential treatments for other related inflammatory disorders, such as inflammatory bowel disease, thereby widening the target market and drastically shortening the development cycle and costs.

The Company’s fourth US Patent was issued on March 1, 2022 for a cannabinoid-containing mixture designed to treat cardiac hypertrophy, often present in advanced heart disease. Gb Sciences’ newly issued patent also covers the use of these receptor-targeted formulations for the treatment of TRPV1-receptor associated hearing loss and urinary cystitis. Despite multiple categories of prescription heart medications on the market, heart disease remains the leading cause of death in the United States for people of most racial and ethnic groups. Alternative therapeutic approaches are still needed, especially for the treatment of advanced heart disease. The market for prescription heart disease medications is predicted to rise to $64 billion dollars in the US by 2026, with future market growth fueled by innovative new therapeutic approaches.

Results of Operations

The following table sets forth certain of our Statement of Operations data:

	For the Years Ended
	March 31,
	2023	2022

SALES REVENUE	$-	$-
COST OF GOODS SOLD	-	-
GROSS PROFIT (LOSS)	-	-
GENERAL AND ADMINISTRATIVE EXPENSES	1,672,281	1,868,734
LOSS FROM OPERATIONS	(1,672,281)	(1,868,734)
OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	-	22,405
Gain on deconsolidation	-	5,206,208
Interest expense	(178,652)	(474,768)
Loss on impairment of note receivable	-	(3,025,000)
Loss on impairment of capitalized patent costs	(2,374,261)	-
Loss on disposal	-	(15,639)
Other income	100,000	9,000
Total other income/(expense)	(2,452,913)	1,722,206
LOSS BEFORE INCOME TAXES	(4,125,194)	(146,528)
Income tax expense	-	-
LOSS FROM CONTINUING OPERATIONS	(4,125,194)	(146,528)
Net loss from discontinued operations	-	(384,345)
NET LOSS	$(4,125,194)	$(530,873)

General and Administrative Expenses. General and administrative expense decreased $196,453 to $1,672,281 for the year ended March 31, 2023 as compared to $1,868,734 for the same period last year. The decrease is attributable primarily to reduced compensation paid to executives and board members. The Company is continuing its efforts to maintain administrative costs at a minimum and to make the best use of its limited resources in advancing research & development of the Company’s intellectual property portfolio.

Gain on extinguishment of debt. The Company recorded a gain on extinguishment for the years ended March 31, 2023 and 2022, of $0 and $22,405, respectively. The gain in the 2022 period was recorded in connection with the Second Promissory Note Modification agreement with 483 Management, LLC while no comparable expense was recorded in the 2023 period.

Gain on deconsolidation. During the year ended March 31, 2023, the Company recorded no gain on deconsolidation. The Company recorded a gain on deconsolidation of $5,206,208 related to the sale of its membership interests in the Nevada Subsidiaries during the year ended March 31, 2022.

Interest Expense. Interest for the year ended March 31, 2023 was $178,652, compared to $474,768 for the year ended March 31, 2022 a decrease of $296,116. The decrease is primarily attributable to decreased amortization of debt discount and beneficial conversion feature in the 2023 period of $63,769 as compared to $356,340 in the 2022 period a decrease of $292,571.

Loss on impairment of note receivable. During the year ended March 31, 2023, the Company did not record an impairment of note receivable. During the year ended March 31, 2022, the Company recorded an impairment charge of $3,025,000 related to the $3,025,000 note receivable from AJE Management LLC received from the sale of the Nevada Subsidiaries. The impairment charge was deemed necessary due to the note maker's failure to pay the interest payment due on April 1, 2022 and anticipated failure to make the payment due July 1, 2022, under a contractual provision that allows the deferral of payments to the next quarterly payment date in the event that cash flow from the Teco Facility is insufficient to make that quarter's payment.

Loss on impairment of capitalized patent costs. During the year ended March 31, 2023, the Company recorded an impairment charge of $2,374,261 as compared to no impairment being recorded in the 2022 period. Impairment recorded in the 2023 period relates to impairment recorded against capitalized costs resulting from managements analysis of patent costs in connection with ASC 350-30-35.

Other income (loss). During the year ended March 31, 2023, the Company recorded other income of $100,000 vs $9,000 in the 2022 period. The Income in the 2023 period relates to the receipt of $100,000 from the makers of a note receivable due and payable to the Company. The note receivable was fully allowed for as of March 31, 2022 and therefore the receipt of cash from the payor has been classified as other income.

Liquidity and Capital Resources

Current Liquidity

The Company will need additional capital to implement its strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based upon the cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern. The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financings. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities.

At March 31, 2023, the Company had a cash balance of $109,912, other current assets excluding cash were $199,592, and our working capital deficit was $4,450,202. Current liabilities were $4,759,706, which consisted principally of $935,000 in notes and convertible notes payable, $1,982,740 in accounts payable, $422,434 in accrued liabilities, and $958,455 income taxes payable from discontinued operations. At March 31, 2022, the Company had a cash balance of $233,893, other current assets excluding cash were $93,933, and our working capital deficit was $3,607,638. Current liabilities were $3,935,464, which consisted principally of $987,565 in notes and convertible notes payable, $1,657,008 in accounts payable, $394,396 in accrued liabilities, and $896,495 of income taxes payable from discontinued operations.

Sources and Uses of Cash

Operating Activities

Cash used in operations was $1,526,861 for the year ended March 31, 2023, compared to cash used of $1,866,154 including $87,772 used in discontinued operations for the year ended March 31, 2022. We anticipate that cash flows from operations will be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

Cash flows used in investing activities were $31,650 for the year ended March 31, 2023, compared to cash flows provided by investing activities of $1,450,339, including $1,567 provided by discontinued operations for the year ended March 31, 2022.  Cash used in investing activities for the year ended March 31, 2023 consists of $31,650 paid to our attorneys to file patent applications.  Cash provided by investing activities consists of $1,648,772 proceeds from the sale of the Nevada Subsidiaries, offset by $200,000 paid to our attorneys to file patent applications.

Financing Activities

Cash provided by financing activities of continuing operations for the year ended March 31, 2023 of $1,434,530 was due to proceeds received from the sale of common stock of $1,705,000, offset by financing fees for the issuance of convertible notes of $221,651, and principal payments on notes payable of $52,565.  For the year ended March 31, 2022, cash used in financing activities was $495,925, including $103,387 used in discontinued operations. Cash used in financing activities of continuing operations for the year ended March 31, 2022 consisted of $575,000 used for principal payments on notes payable and $6,266 paid for brokerage fees from warrant exercises, offset by  $138,728 proceeds from warrant exercises and $50,000 proceeds from a convertible note payable.

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in GB Sciences Nopah, LLC. The Nopah sale was closed December 31, 2021 after successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate on December 14, 2021. At close, the principal balance of the note was reduced from $369,445 to $190,272 and accounts payable totaling $74,647 to an affiliate of the purchaser were extinguished.

On March 4, 2022, the Company entered into the Second Promissory Note Modification Agreement, which reduced the total outstanding balance of principal and interest from $201,532 (at the time of the agreement) to $179,127 and modified the terms of the note to provide that the Company would make an immediate payment of $75,000, with $5,000 monthly payments thereafter until the note is repaid in full. The modification also provided that the note would bear interest at 8.0% per annum. The Company made a $75,000 payment pursuant to the terms of the modification on March 4, 2022.

We evaluated the modification under the guidance in ASC 470-50 and determined that the modification represents an extinguishment because the change in the fair value of the note exceeded 10% of the carrying value of the note immediately prior to the modification. As a result, the Company recorded a gain on extinguishment of $22,405 equal to the change in the carrying value of the note resulting from the modification.

During the year ended March 31, 2023, the Company made payments totaling $48,820. At March 31, 2023, the outstanding balance of the note was $55,307 and accrued interest was $691.

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Note holders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2022, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remains outstanding. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants issued and the change in the fair value of the conversion feature. The Company recorded interest expense of $28,599 on the notes during the year ended March 31, 2023, of which $16,779 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $67,972 at March 31, 2023.

Three convertible notes totaling $1,060,000 held by the same investor are past maturity and are currently in default. On January 20, 2022, the Company repaid $500,000 of the principal balances owed to the investor, and one convertible note in the amount of $560,000 remains outstanding plus accrued interest on all three notes totaling $195,770. The Company intends to negotiate the terms of an extension of the remaining note and accrued interest with the noteholder. The notes do not provide for a default penalty or penalty interest rate. Interest expense for the notes was $39,185 during the year ended March 31, 2023.

December 2020 $625,000 6% Convertible Notes

On December 18, 2020, the Company began an offering of 6.0% convertible notes for the purpose of funding a pre-clinical study of the Company's patent-pending Cannabinoid-Containing Complex Mixtures for the treatment of Cytokine Release Syndromes, including Acute Respiratory Distress Syndrome, in COVID-19 patients. The Company pledged the related intellectual property as security for the notes. The notes are convertible at a rate of $0.05 per share at the lender's request. To date, the Company has issued $625,000 in convertible notes under the offering to three investors. $375,000 of the notes mature between July 1, 2022 and October 1, 2023, and $250,000 mature in December 2023. Payment of accrued interest and principal is due at maturity. The Company received cash of $543,750, net of brokerage fees, and recorded discounts on the convertible notes totaling $81,250 related to the issuance costs. Notes totaling $425,000 were issued with in-the-money conversion features, and the Company recorded beneficial conversion feature discounts totaling $347,000 on the related notes. During the year ended March 31, 2023, the Company did not receive funds related to this note offering. During the year ended March 31, 2022, the Company received $50,000 related to the note offering and recorded a discount on convertible notes payable of $6,500 related to issuance costs.

At March 31, 2023, notes with a carrying amount of $1,396,077 were included in short term notes and convertible notes payable, net of unamortized discounts of $41,230. Interest expense related to the notes was $83,737 for the year ended March 31, 2023, which includes $43,245 from amortization of the note discounts.

Variables and Trends

We have limited operating history with respect to the current business plan. In the event we are able to obtain the necessary financing to move forward with the business plan, we expect business expenses to increase significantly as we go operational. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light these circumstances.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, collectability of notes receivable, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its former subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the sale of the Company's Nevada Subsidiaries.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Indefinite and Definite-Lived Intangible Assets

Our indefinite-lived intangible assets primarily represent the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also included the acquisition cost of a cannabis production license with an indefinite life (in prior periods).

We amortize our finite-lived intangible assets, which consist of granted patents, over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization.

We review all of our intangible assets for impairment indicators throughout the year. Impairment testing for indefinite-lived intangible assets is performed at least annually and we perform testing for definite-lived intangible assets whenever impairment indicators are present. If we determine that the fair value is less than the carrying value of these assets during testing, we record impairment losses equal to the difference between the carrying value of the asset and the fair market value of the asset.

Long-Lived Assets

Property and equipment comprised a significant portion of our total assets from discontinued operations as of March 31, 2021. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 505-50 (ASC 505-50). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Because the Company operated in the State-licensed cannabis industry until the December 31, 2021 disposition of the Nevada Subsidiaries, revenue from those activities were subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of net operating loss carryforwards ("NOLs"). The unused NOLs will continue to carry forward and those that do not expire or become subject to other limitations may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

Recent Accounting Pronouncements

Standards Recently Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. The Company adopted the standard on April 1, 2022 and it did not have a material impact on its financial statements.

Standards Not Yet Adopted

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2023. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

ITEM 7A QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 8. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors
GB Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GB Sciences, Inc. (the Company) as of March 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended March 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $4,125,194 and cash used in operations of $1,526,861 for the year ended March 31, 2023. In addition, the Company had an accumulated deficit of $108,705,315 and working capital deficit of $4,450,202 at March 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment of Intangible Assets

Description of the matter and considerations leading to the matter:

The Company is required to test the carrying amount of its indefinite-lived intangible assets at least annually, or more frequently upon the occurrence of certain events. The Company is also required to assess the recovery of its long-lived intangible assets, whenever certain events occur or circumstances change that may be indicators of impairment. For the year ended March 31, 2023, the Company recorded an impairment expense of $2,374,261 related to its intangible assets specifically capitalized patent costs.

Description of how the matter was addressed:

The primary procedures we performed to address this critical audit matter included obtaining and evaluating management’s assessment of impairment and validating the key considerations noted in the analysis such as declining cash flows from financing activities, changes in key management and postponing research and development activities.  In addition, we performed inquiries with management to gain an understanding of the changes that have occurred in the entity which lead to the impairment conclusion.

Conclusion:

Based on the procedures performed, we concluded management’s assessment of impairment was reasonable and the related expense recorded was appropriate for the year ended March 31, 2023.

We have served as the Company’s auditor since 2020.

Margate, Florida July 14, 2023

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate,  FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2023	2022
CURRENT ASSETS:
Cash and cash equivalents	$109,912	$233,893
Prepaid expenses and other current assets	199,592	93,933
TOTAL CURRENT ASSETS	309,504	327,826

Intangible assets, net of accumulated amortization and impairment of $2,390,297 and $104,201 at March 31, 2023 and 2022, respectively	42,819	2,222,074
TOTAL ASSETS	$352,323	$2,549,900

CURRENT LIABILITIES:
Accounts payable	$1,861,829	$1,657,008
Accounts payable related party	120,911	-
Accrued interest	346,806	384,769
Accrued liabilities	75,628	9,627
Notes and convertible notes payable, net of unamortized discount of $41,230 and $1,765 at March 31, 2023 and 2022, respectively	1,396,077	987,565
Income tax payable	958,455	896,495
TOTAL CURRENT LIABILITIES	4,759,706	3,935,464

Convertible notes payable, net of unamortized discount of $0 and $99,489 at March 31, 2023 and 2022, respectively	-	397,308
TOTAL LIABILITIES	4,759,706	4,332,772
Commitments and contingencies (Note 11)

STOCKHOLDERS' DEFICIT:
Common Stock, $0.0001 par value, 950,000,000 shares authorized, 381,872,561 and 325,037,557 outstanding at March 31, 2023 and 2022, respectively	38,187	32,504
Additional paid-in capital	104,259,745	102,764,746
Accumulated deficit	(108,705,315)	(104,580,122)
TOTAL STOCKHOLDERS' DEFICIT	(4,407,383)	(1,782,872)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$352,323	$2,549,900

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2023	2022

Sales revenue	$-	$-
Cost of goods sold	-	-
Gross profit (loss)	-	-
General and administrative expenses	1,672,281	1,868,734
LOSS FROM OPERATIONS	(1,672,281)	(1,868,734)
OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	-	22,405
Gain on deconsolidation	-	5,206,208
Interest expense	(178,652)	(474,768)
Loss on impairment of note receivable	-	(3,025,000)
Loss on impairment of capitalized patent costs	(2,374,261)	-
Loss on disposal	-	(15,639)
Other income	100,000	9,000
Total other income/(expense)	(2,452,913)	1,722,206
LOSS BEFORE INCOME TAXES	(4,125,194)	(146,528)
Income tax expense (Note 8)	-	-
LOSS FROM CONTINUING OPERATIONS	(4,125,194)	(146,528)
Net loss from discontinued operations (Note 4)	-	(384,345)
NET LOSS	$(4,125,194)	$(530,873)

Net loss attributable to common stockholders of GB Sciences, Inc. - basic and diluted
Continuing operations	$(4,125,194)	$(146,528)
Discontinued operations	-	(384,345)
Net loss	$(4,125,194)	$(530,873)

Net loss per common share – basic and diluted
Continuing operations	$(0.01)	$(0.00)
Discontinued operations	$-	$(0.00)
Net loss	$(0.01)	$(0.00)
Weighted average common shares outstanding - basic and diluted	357,721,189	317,621,942

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Years Ended March 31, 2023 and 2022

			Additional Paid-	Accumulated
	Shares	Amount	In Capital	Deficit	Total
Balance at March 31, 2021	315,340,411	$31,534	$102,380,770	$(103,886,232)	$(1,473,928)

Stock issued for warrant exercises, net of brokerage fees	2,095,333	210	56,184	-	56,394
Issuance of shares upon exercise of compensation warrants	7,601,813	760	75,308	-	76,068
Inducement dividend from warrant exercises	-	-	163,017	(163,017)	-
Share-based compensation expense	-	-	60,667	-	60,667
Stock options issued as compensation for drafting and filing patents	-	-	28,800	-	28,800
Net loss	-	-	-	(530,873)	(530,873)
Balance at March 31, 2022	325,037,557	$32,504	$102,764,746	$(104,580,122)	$(1,782,872)

Share-based compensation expense	-	-	17,333	-	17,333
Stock issued in private placement, net of brokerage fees	56,835,004	5,683	1,477,666	-	1,483,350
Net loss	-	-	-	(4,125,194)	(4,125,194)
Balance at March 31, 2023	381,872,561	$38,187	$104,259,745	$(108,705,315)	$(4,407,383)

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(4,125,194)	$(530,873)
Loss from discontinued operations	-	(384,345)
Net loss from continuing operations	(4,125,194)	(146,528)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,660	70,488
Stock-based compensation	17,333	60,667
Amortization of debt discount and beneficial conversion feature	60,024	356,340
Gain on extinguishment	-	(22,405)
Loss on disposal of assets	-	15,639
Loss on impairment of note receivable	-	3,025,000
Loss on impairment of capitalized patent costs	2,374,261	-
Gain on deconsolidation	-	(5,206,208)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(105,659)	162,318
Accounts payable	(20,195)	821,253
Accrued liabilities	66,001	(948,319)
Accrued interest	(37,963)	118,286
Accrued income taxes	61,960	-
Indebtedness to related parties	120,911	(84,913)
Net cash used in operating activities of continuing operations	(1,526,861)	(1,778,382)
Net cash used in operating activities of discontinued operations	-	(87,772)
Net cash used in operating activities	(1,526,861)	(1,866,154)
INVESTING ACTIVITIES:
Proceeds from sale of Nevada Subsidiaries	-	1,648,772
Cash paid for capitalized patent costs	(31,650)	(200,000)
Net cash provided by/(used in) investing activities of continuing operations	(31,650)	1,448,772
Net cash provided by/(used in) investing activities of discontinued operations	-	1,567
Net cash provided by/(used in) investing activities	(31,650)	1,450,339
FINANCING ACTIVITIES:
Proceeds from warrant exercises	-	138,728
Proceeds from convertible notes payable	-	50,000
Gross proceeds from sale of common stock, net of brokerage fees	1,483,350	-
Principal payment on notes payable	(48,820)	(575,000)
Net cash provided by/(used in) financing activities of continuing operations	1,434,530	(392,538)
Net cash used in financing activities of discontinued operations	-	(103,387)
Net cash provided by/(used in) financing activities	1,434,530	(495,925)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(123,981)	(911,740)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	233,893	1,145,633
CASH AND CASH EQUIVALENTS AT END OF YEAR	109,912	233,893
Less: cash and cash equivalents classified as discontinued operations	-	-
CASH AND CASH EQUIVALENTS AT END OF YEAR FROM CONTINUING OPERATIONS	$109,912	$233,893

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended March 31,
	2023	2022

Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Noncash investing and financing transactions:
Noncash additions for capitalized patent costs	$246,132	$-
Note receivable from sale of Nevada Subsidiaries	$-	$3,025,000
Extinguishment of debt and accrued interest owed to purchasers of Nevada Subsidiaries and purchasers' affiliates	$-	$2,612,854
Extinguishment of accrued management fees payable to purchaser of Nevada Subsidiaries	$-	$850,000
Depreciation capitalized in inventory (discontinued operations)	$-	$349,015
Patent acquisition costs capitalized in intangible assets	$-	$347,617
Stock options issued for preparing capitalized patent applications	$-	$28,800
Inducement dividend from warrant exercises	$-	$163,017

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 1 - Background and Nature of Operations

Business

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company engaged in creating patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

The Company is engaged in the research and development of plant-based medicines, primarily cannabinoid-inspired medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes six USPTO issued patents, 18 USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 55 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000. Effective March 09, 2023, Shareholders of the Company approved an increase in authorized capital shares from 600,000,000 to 950,000,000.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Recent Developments

Intellectual Property Portfolio

In the past year GBLX/GBSGB’s foreign patents for plant-based treatments of serious disorders were allowed in different countries, expanding our patent protections as follows. On February 3, 2023, GB Sciences’ first foreign patent protecting its proprietary cannabinoid-based formulations for Parkinson’s disease was issued in China. China is an increasingly important pharmaceutical market with cultural acceptance of plant-based formulations, which is a good fit for GB Sciences’ drug candidates. The global market for treatments of Parkinson’s disease is projected to grow to $8.8 billion by the year 2026, and new therapies to address Parkinson’s disease symptoms are greatly needed. The Chinese Patent was issued for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease. On December 1, 2022, the Israeli (IL) Patent was allowed, protecting our Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. On December 15, 2022, the Australian (AU) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). On February 20, 2023, the Japanese (JP) Patent was allowed, protecting the Company’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS). Additionally, on March 9, 2023, the Notice of Allowance was received for the Company’s U.S. Patent Application No. 16/878,295. This Notice of Allowance protects the use of the Company’s Myrcene-Containing Complex Mixtures in the treatment of cardiac hypertrophy, overactive bladder, and refractory chronic cough. On April 25, 2023, the Japanese patent was also issued for the use of GBSGB’s Cannabinoid-Containing Complex Mixtures in the treatment of Parkinson’s disease.

In 2021, our growing intellectual property portfolio was augmented with additional patent-protections for our PhAROS™ drug discovery platform that were filed in October of 2021. The Company, through GBSGB, also filed for protection of new PhAROS™ discovered, non-cannabis formulations in July of 2021. In September of 2021, the Company filed a patent application for the Company’s improved DCR-MEM formulations for our PD therapeutic program. These new patent applications expanded upon the solid foundation of intellectual property developed over the Company’s history.

Divestiture of Nevada Cannabis Operations

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment and/or repayments of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $312,315 in consideration in the form of a $237,668 reduction to the outstanding principal and accrued interest balances of the 0% Note payable dated October 23, 2017 (Note 5), and extinguishment of accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

As consideration for the membership interests, the Company received cash payments of $1,648,772 (including $400,000 in advance payments received during the nine months ended December 31, 2021), the extinguishment $3,462,854 of debt and current liabilities owed to affiliates of the purchaser, and a $3,025,000 8% note receivable (Note 13).

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 2 - Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $108,705,315 at March 31, 2023. The Company had a working capital deficit of $4,450,202 as of March 31, 2023, compared to a working capital deficit of $3,607,638 at March 31, 2022. In addition, the Company has consumed cash in its operating activities of $1,526,861 for the year ended March 31, 2023, compared to $1,866,154 including $87,772 used in discontinued operations for the year ended March 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements.

Management has been able, thus far, to finance the losses through a public offering, private placements of debt and equity, and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 3 - Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America.

The subsidiaries of the Company are:

Continuing Operations:

GBS Global Biopharma, Inc.

ECRX, Inc.

The PhAROS Institute, LLC

Discontinued Operations:

GB Sciences Nevada, LLC

GB Sciences Las Vegas, LLC

GB Sciences Nopah, LLC

Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, collectability of notes receivable, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Discontinued Operations

See Note 4.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payable and accrued expenses are estimated by management to approximate fair value, primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no short-term investments classified as cash equivalents at March 31, 2023 and 2022.

Indefinite and Definite-Lived Intangible Assets

Capitalized costs related to our indefinite-lived intangible assets consisted primarily of the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also historically included the acquisition cost of a cannabis production license with an indefinite life.

We historically amortized our finite-lived intangible assets, which consisted of granted patents, over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization.

We review all of our intangible assets for impairment indicators throughout the year. Impairment testing for indefinite-lived intangible assets is performed at least annually and we perform testing for definite-lived intangible assets whenever impairment indicators are present. If we determine that the fair value is less than the carrying value of these assets during testing, we record impairment losses equal to the difference between the carrying value of the asset and the fair market value of the asset.

As of March 31, 2023, we recorded a loss on impairment related to the capitalized patent costs of $2,374,261. The Company has recorded an impairment of it’s capitalized patent costs based on the relevant facts and circumstances that existed as of March 31, 2023 in accordance with ASC 350-30-35. Due to liquidity constraints the Company deemed that the likelihood of realizing value from previously capitalized patent costs was questionable, as a result the associated patents were impaired.

At March 31, 2023, the Company had six patents that have been granted in the United States, including two licensed patents and four patents assigned to the Company's subsidiary, GBS Global Biopharma, Inc. The patents owned by the Company expire between January 2038 and May 2039. Amortization expense for the years ended March 31, 2023 and 2022, was $61,660 and $70,488, respectively. The carrying amount of definite-lived intangible assets was $42,819 at March 31, 2023.

There were 10 United States patent applications that are pending as of March 31, 2023, and the corresponding patent assets are treated as indefinite-lived intangible assets. There were 35 international patents pending at March 31, 2023. The carrying amount of the indefinite-lived patent assets was $0 at March 31, 2023.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Operating Lease Right-of-Use Asset and Liability

The Company determines if an arrangement is a lease at inception and had lease agreements for office facilities, equipment, and other space and assets with non-cancelable lease terms which were primarily components of discontinued operations. Certain real estate and property leases, and various other operating leases are measured on the balance sheet with a lease liability and right-of-use asset ("ROU").

ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the New Lease Standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of twelve months or less are not recorded on the balance sheet. Additionally, lease and non-lease components are accounted for as a single lease component for real estate agreements.

At March 31, 2023 and March 31, 2022, the Company had no lease agreements in effect, pursuant to the discontinued operations recorded during the year ended March 31, 2022.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, and leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term. Property under finance leases and related obligations are initially recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate, and depreciation is recorded on a straight-line basis and is included within depreciation and amortization expense. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

At March 31, 2023 and March 31, 2022, the Company had no Property and Equipment, pursuant to the discontinued operations recorded during the year ended March 31, 2022.

Long-Lived Assets

Property and equipment comprised a significant portion of our total assets from discontinued operations. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only material revenue source is part of discontinued operations and derives from sales of cannabis and cannabis products, distinct physical goods. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers, past and present, contain only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

Research and Development Costs

Research and development costs are expensed as incurred. During the years ended March 31, 2023 and 2022, the Company recorded $490,291 and $821,321, respectively, in research and development expense, which is included in general and administrative expense in the Company's consolidated financial statements.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Because the Company operated in the State-licensed cannabis industry until the December 31, 2021 disposition of the Nevada Subsidiaries (Note 13), revenue from those activities were subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of net operating loss carryforwards ("NOLs"). The unused NOLs will continue to carry forward and those that do not expire or become subject to other limitations may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

Loss per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the year. The Company had 167,252,135 and 118,594,624 potentially dilutive common shares at March 31, 2023 and 2022, respectively. Such common stock equivalents were not included in the computation of diluted net loss per share, as their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Standards Recently Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. The Company adopted the standard on April 1, 2022 and it did not have a material impact on its financial statements.

Standards Not Yet Adopted

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2023. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 4 - Discontinued Operations

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period, or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the sale of the Company's Nevada Subsidiaries (Note 13).

The assets and liabilities associated with discontinued operations included in our consolidated balance sheets as of March 31, 2023 and 2022 were as follows:

	March 31, 2023			March 31, 2022
	Continuing	Discontinued Nevada Subsidiaries	Total	Continuing	Discontinued Nevada Subsidiaries	Total
ASSETS
CURRENT ASSETS
Cash	$109,912	$-	$109,912	$233,893	$-	$233,893
Prepaid and other current assets	199,592	-	199,592	93,933	-	93,933
TOTAL CURRENT ASSETS	309,504	-	309,504	327,826	-	327,826

Intangible assets, net	42,819	-	42,819	2,222,074	-	2,222,074

TOTAL ASSETS	$352,323	$-	$352,323	$2,549,900	$-	$2,549,900

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,982,740	$-	$1,982,740	$1,657,008	$-	$1,657,008
Accrued interest	346,806	-	346,806	384,769	-	384,769
Accrued liabilities	75,628	-	75,628	9,627	-	9,627
Notes and convertible notes payable, net	935,000	-	935,000	987,565	-	987,565
Convertible notes payable, net	461,077	-	461,077	-	-	-
Income tax payable	958,455	-	958,455	896,495	-	896,495
TOTAL CURRENT LIABILITIES	4,759,706	-	4,759,706	3,935,464	-	3,935,464

Convertible notes payable, net	-	-	-	397,308	-	397,308

TOTAL LIABILITIES	$4,759,706	$-	$4,759,706	$4,332,772	$-	$4,332,772

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

The revenues and expenses associated with discontinued operations included in our consolidated statements of operations for the years ended March 31, 2023 and 2022, were as follows:

	2023			2022
	Continuing	Discontinued - Nevada	Total	Continuing	Discontinued - Nevada	Total
Sales revenue	$-	$-	$-	$-	$3,369,812	$3,369,812
Cost of goods sold	-	-	-	-	(3,072,622)	(3,072,622)
Gross profit (loss)	-	-	-	-	297,190	297,190
General and administrative expenses	1,672,281	-	1,672,281	1,868,734	264,515	2,133,249
LOSS FROM OPERATIONS	(1,672,281)	-	(1,672,281)	(1,868,734)	32,675	(1,836,059)
OTHER INCOME/(EXPENSE)
Gain on extinguishment	-	-	-	22,405	-	22,405
Gain on deconsolidation	-	-	-	5,206,208	-	5,206,208
Interest expense	(178,652)	-	(178,652)	(474,768)	(302,923)	(777,691)
Loss on impairment of note receivable	-	-	-	(3,025,000)	-	(3,025,000)
Loss on impairment of capitalized patent costs	(2,374,261)	-	(2,374,261)	-	-	-
Loss on disposal	-	-	-	(15,639)	-	(15,639)
Other income	100,000	-	100,000	9,000	20,889	29,889
TOTAL OTHER INCOME/(EXPENSE)	(2,452,913)	-	(2,452,913)	1,722,206	(282,034)	1,440,172
NET LOSS BEFORE INCOME TAXES	(4,125,194)	-	(4,125,194)	(146,528)	(249,359)	(395,887)
Income tax expense	-	-	-	-	(134,986)	(134,986)
NET LOSS	$(4,125,194)	$-	$(4,125,194)	$(146,528)	$(384,345)	$(530,873)

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Discontinued Operations - Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on aging and subsequent collections. There were no accounts receivable at March 31, 2023 and March 31, 2022 due to the deconsolidation of the Nevada Subsidiaries (Note 13).

Discontinued Operations - Inventory

We value inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily related to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Raw materials consist of supplies, materials, and consumables used in the cultivation and extraction processes. Work-in-progress consisted of live plants and cannabis in the drying, curing, and trimming processes. Finished goods includes completed cannabis flower, trim, and extracts in bulk and packaged forms. There is no remaining inventory on the Company's consolidated balance sheet as of March 31, 2023 and March 31, 2022, due to the sale and deconsolidation of the Nevada Subsidiairies (Note 13).

Discontinued Operations - Deposits and Noncurrent Assets

There were no deposits and noncurrent assets from discontinued operations at March 31, 2023 and 2022, due to the deconsolidation of the Nevada Subsidiaries.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Discontinued Operations - Leases

The Company evaluates all finance and operating leases, and they are measured on the balance sheet with a lease liability and right-of-use asset (“ROU”) at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available.

The Company's only remaining lease commitment was a finance lease for the Nevada Subsidiaries, which is classified as discontinued operations in the Company's consolidated balance sheet at March 31, 2021. This lease had a remaining non-cancelable term ending December 31, 2025 with an option to extend through December 31, 2030. The rate used to discount this lease was 11.5%.

Finance leases are included in property and equipment (long term assets from discontinued operations), finance lease obligations, short term (current liabilities from discontinued operations), and finance lease obligations, long term (long term liabilities from discontinued operations), on the balance sheet as of March 31, 2021.

The right-of-use asset and lease liability were deconsolidated at December 31, 2021 due to the close of the sale of the Nevada Subsidiaries. The lease costs included in discontinued operations for the years ended March 31, 2023 and 2022 are set forth in the table below:

		March 31,
Lease costs (discontinued operations)	Classification on the Statements of Operations	2023	2022
Discontinued operations:
Finance leases - amortization of ROU assets	Loss from discontinued operations	$-	$116,024
Finance leases - interest on lease liabilities	Loss from discontinued operations	-	301,796
Operating leases	Loss from discontinued operations	-	-
Total lease cost, discontinued operations		$-	$417,820

Discontinued Operations - 8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019 (Note 13), the Teco Subsidiaries entered into a promissory note and line of credit for up to $470,000 from the purchaser of the membership interests in the Teco Subsidiaries. The purpose of the line of credit was to supply working capital for the Teco Subsidiaries, and the note matures upon the close of the sale of the Teco Subsidiaries. The principal and accrued interest balances outstanding at the time of closing will be considered paid in full upon closing and will not reduce the purchase price received by GB Sciences. In total, the Teco Subsidiaries received $485,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the line of credit by $15,000. On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility, which provided that no further interest would accrue on the line of credit after November 30, 2020. The balance of the line of credit was $485,000 at December 31, 2021 and accrued interest was $49,211, prior to deconsolidation. The note and related interest expense are included in current liabilities from discontinued operations and loss from discontinued operations on the Company's March 31, 2021 balance sheet.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 5 – Notes Payable and Line of Credit

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in GB Sciences Nopah, LLC. The Nopah sale was closed December 31, 2021 after successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate on December 14, 2021 (Note 13). At close, the principal balance of the note was reduced from $369,445 to $190,272 and accounts payable totaling $74,647 to an affiliate of the purchaser were extinguished.

On March 4, 2022, the Company entered into the Second Promissory Note Modification Agreement, which reduced the total outstanding balance of principal and interest from $201,532 (at the time of the agreement) to $179,127 and modified the terms of the note to provide that the Company would make an immediate payment of $75,000, with $5,000 monthly payments thereafter until the note is repaid in full. The modification also provided that the note would bear interest at 8.0% per annum. The Company made a $75,000 payment pursuant to the terms of the modification on March 4, 2022.

We evaluated the modification under the guidance in ASC 470-50 and determined that the modification represents an extinguishment because the change in the fair value of the note exceeded 10% of the carrying value of the note immediately prior to the modification. As a result, the Company recorded a gain on extinguishment for the year ended March 31, 2022, of $22,405 equal to the change in the carrying value of the note resulting from the modification.

During the year ended March 31, 2023, the Company made payments totaling $48,820. At March 31, 2023, the outstanding balance of the note was $55,307 and accrued interest was $691.

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan was collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility would be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable would be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest were permitted to be repaid at any time prior to the close of the sale of the Teco facility.

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduced the amount of the note receivable that the Company was to receive from the sale of the Teco Facility by $975,000 (three times $325,000 in advances made under the July 24 Note) to $3,025,000. Any advances made to the Company under the July 24 Note in excess of $325,000 were to reduce the amount of cash received upon close of the sale of Teco one-for-one, i.e., such advances would be considered advance payments of the $4,000,000 cash purchase price. No interest would accrue after November 30, 2020. The Company also agreed that it would not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued a modification expense of $650,000 during the year ended March 31, 2021. Prior to December 31, 2021, the Company received $50,000 in additional advances above $325,000 during the fiscal year ended March 31, 2021, bringing the total balance to $1,025,000, and accrued interest was $12,510. Upon close of the Teco sale on December 31, 2021, the note and accrued interest balances were forgiven and the Company has no further obligations related to the line of credit  (Note 13).

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Summary of Notes Payable and Convertible Notes Payable

As of March 31, 2023, the following notes payable and convertible notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2023
	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (as amended), current portion (Note 5)	$-	$-	$-
6% Convertible promissory notes payable (Note 6)	560,000	-	560,000
6% Convertible notes payable due January 18, 2022 (Note 6)	325,000	-	325,000
6% Convertible note payable due July 1, 2022 (Note 6)	50,000	-	50,000
6% Convertible promissory notes payable due September 30, 2023 (Note 6)	197,000	(9,475)	187,525
6% Convertible note payable due December 31, 2023 (Note 6)	250,000	(31,755)	218,245
0% Note Payable dated October 23, 2017 (as amended), long term portion (Note 5)	55,307	-	55,307
Total short-term notes and convertible notes payable	$1,437,307	$(41,230)	$1,396,077

As of March 31, 2022, the following notes payable and convertible notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2022
	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (as amended), current portion (Note 5)	$54,330	$-	$54,330
6% Convertible promissory notes payable (Note 6)	560,000	-	560,000
6% Convertible notes payable due January 18, 2022 (Note 6)	325,000	-	325,000
6% Convertible note payable due July 1, 2022 (Note 6)	50,000	(1,765)	48,235
Total short-term notes and convertible notes payable	$989,330	$(1,765)	$987,565

6% Convertible promissory notes payable due September 30, 2023 (Note 6)	$197,000	$(26,254)	$170,746
6% Convertible note payable due December 31, 2023 (Note 6)	250,000	(73,235)	176,765
0% Note Payable dated October 23, 2017 (as amended), long term portion (Note 5)	49,797	-	49,797
Total long term convertible notes payable classified as continuing operations	$496,797	$(99,489)	$397,308

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 6 – Convertible Notes

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Note holders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2022, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remains outstanding. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants issued and the change in the fair value of the conversion feature. The Company recorded interest expense of $28,599 on the notes during the year ended March 31, 2023, of which $16,779 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $67,972 at March 31, 2023.

Three convertible notes totaling $1,060,000 held by the same investor are past maturity and are currently in default. On January 20, 2022, the Company repaid $500,000 of the principal balances owed to the investor, and one convertible note in the amount of  $560,000 remains outstanding plus accrued interest on all three notes totaling $195,770. The Company intends to negotiate the terms of an extension of the remaining note and accrued interest with the note holder. The notes do not provide for a default penalty or penalty interest rate. Interest expense for the notes was $39,185 during the year ended March 31, 2023.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, L.P. (together, “CSW Note”). The note matured on August 28, 2020, and was convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada.

On December 29, 2020, the Company entered into the Omnibus Amendment, and the note holder agreed to cease interest accrual on the CSW Note after November 30, 2020. After conversions, the remaining principal balance and carrying amount of the note was $1,111,863 as of December 31, 2021. Accrued interest was $144,994.

Upon close of the Teco sale on December 31, 2021, the note and accrued interest balances were extinguished in exchange for a reduction of 110% of the balances of accrued interest and principal outstanding to the $4 million cash payment (Note 13). The 10% increase to the balances owed under the note totaled $125,686, and the Company recorded that amount as a reduction of the gain on deconsolidation.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

December 2020 $625,000 6% Convertible Notes

On December 18, 2020, the Company began an offering of 6.0% convertible notes for the purpose of funding a pre-clinical study of the Company's patent-pending Cannabinoid-Containing Complex Mixtures for the treatment of Cytokine Release Syndromes, including Acute Respiratory Distress Syndrome, in COVID-19 patients. The Company pledged the related intellectual property as security for the notes. The notes are convertible at a rate of $0.05 per share at the lender's request. To date, the Company has issued $625,000 in convertible notes under the offering to three investors. $375,000 of the notes mature between January 31, 2022 and July 1, 2022, and $250,000 mature in December 2023. Payment of accrued interest and principal is due at maturity. The Company received cash of $543,750, net of brokerage fees, and recorded discounts on the convertible notes totaling $81,250 related to the issuance costs. Notes totaling $425,000 were issued with in-the-money conversion features, and the Company recorded beneficial conversion feature discounts totaling $347,000 on the related notes. During the year ended March 31, 2022, the Company received $50,000 related to the note offering and recorded a discount on convertible notes payable of $6,500 related to issuance costs.

At March 31, 2023, notes with a carrying amount of $1,396,077 were included in short term notes and convertible notes payable, net of unamortized discounts of $41,230. Interest expense related to the notes was $83,737 for the year ended March 31, 2023, which includes $43,245 from amortization of the note discounts.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 7 - Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset or, in the case of leasehold improvements amortized over the lesser of the useful life of the asset or the underlying lease term. At March 31, 2023 and March 31, 2022, there was no remaining property and equipment as the result of the completed disposition of the Nevada Subsidiaries (Note 13).

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 8 – Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction. The Company operates in the state of Nevada, which does not levy income tax. The Company has analyzed filing positions for all open tax years in the federal jurisdiction where it is required to file income tax returns. The Company identified its federal tax return as its “major” tax jurisdiction, as defined under generally accepted accounting principles.

The Company’s effective tax rate was 0% and 1.8% for the years ended March 31, 2023 and 2022, respectively.

A net income tax expense of $61,960 was recorded for the year ended March 31, 2023, which is comprised of $41,313 in penalties and $20,647 in accrued interest related to a $506,145 tax liability from the March 31, 2018 tax year, as well as a $178,727 tax liability from the March 31, 2021 tax year. Income tax payable at March 31, 2023 was $958,455 which includes cumulative accrued penalties and interest of $273,594. Income tax expense and income tax payable are included in discontinued operations in the Company's financial statements for the years ended March 31, 2022.

Because the Company operates in the State-licensed cannabis industry, it is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e., cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of NOLs. The unused NOLs will continue to carry forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

At March 31, 2023 and 2022 respectively, the Company had net operating loss carryforwards (“NOLs”) for income tax purposes of $51,260,036 and $52,067,273. $34,481,122 of the Company's NOL carryforwards are expected to expire at various times from 2025 through 2039. $17,026,440 of the NOL carryforwards generated in tax years ending March 31, 2019 to present have no expiration date. These NOLs have the potential to be used to offset future ordinary taxable income and reduce future cash tax liabilities. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code. Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

The provision for income taxes included in discontinued operations is different than would result from applying the U.S. statutory rate to profit before taxes for the reasons set forth in the following reconciliation:

	2023	2022
Tax expense/(benefit) computed at U.S. statutory rates	$(182,405)	$691,042
Increases (decreases) in taxes resulting from:
IRC Section 280E	-	132,063
Other permanent items	9,246	5,526
Change in valuation allowance	(756,430)	579,861
Adjustments to valuation of deferred tax assets	929,589	(1,408,492)
Tax return true-up	-	58,277
Total provision for income taxes	-	58,277
Penalties and interest on prior year tax liabilities	61,960	76,709
Total income tax expense	61,960	$134,986

The tax effects of the primary temporary differences giving rise to the Company’s deferred tax assets and liabilities are as follows for the year ended March 31, 2023 and 2022:

	2023	2022
Deferred tax assets:
Stock based compensation	$3,147,724	$3,144,084
Net operating loss carryforward	10,934,127	10,816,588
Impairment of long-lived assets	635,250	-
Depreciation and Amortization expense	(1,369)	(1,369)
Other temporary items	(209,714)	(209,714)
Total deferred tax assets	14,506,018	13,749,589
Less valuation allowance	(14,506,018)	(13,749,589)
Net deferred tax asset	$-	$-

Deferred tax assets are evaluated by considering historical levels of income, estimates of future taxable income and the impact of tax planning strategies. The Company continues to evaluate its deferred tax asset valuation allowance on a quarterly basis. The Company concluded that, as of March 31, 2023, it is more likely than not that the Company will not have sufficient taxable income within the applicable net operating loss carry-forward period to realize any portion of its deferred tax assets.

The Company believes that the tax positions taken in its tax returns would be sustained upon examination by taxing authorities. The Company files income tax returns in the U.S. federal jurisdiction and other required state jurisdictions. The Company's periodic tax returns filed in 2019 and thereafter are subject to examination by taxing authorities under the normal statutes of limitations in the applicable jurisdictions.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 9 – Capital Transactions

Year Ended March 31, 2023

Sale of Common Stock and Warrants

On May 9, 2022 the Company entered into a Placement Agent's Agreement with its brokers for the private placement of up to $565,000 in units at a price of $0.03 per unit. For each unit purchased, the investor will receive one share of the Company's common stock and one warrant to purchase one share of the Company's common stock at a price of $0.10 for a period of five years. On September 9, 2022, the Company entered into the Amendment to the Placement Agent's Agreement which extended the placement to November 30, 2022 and increased the amount to $2,000,000, all other terms remaining the same.  During the year ended March 31, 2023, the Company received $1,483,350 under the private placement, net of brokerage fees of $221,650, and issued 56,835,004 shares of its common stock and 56,835,004 warrants to purchase one share of the Company's common stock at $0.10 for five years.

As the result of the units sold to date under the private placement, the Company will issue its brokers 5,416,834 compensation warrants to purchase one share of the Company's common stock at $0.03 per share for a period of five years. The Company valued the compensation warrants at $0.0273 or $147,879 using the Black-Scholes model.

Employee Option Grant

On August 25, 2022, the Board of Directors approved a commitment to grant options to a total of seven persons which include the officers and directors of the Company, who will be instrumental in obtaining an up-listing of the common shares of the Company onto the NASDAQ Stock Market.  The Options will be granted to the employees on the effective date of the up-listing (the “Effective Date”), and will equal options sufficient to purchase 13% of the issued and outstanding common shares of the Company on a fully diluted basis, as of the Effective Date.  The exercise price of one Option will equal 80% of the value of one share of common stock on the Effective Date. The options will be accounted for once the performance condition (the up-listing) is probable.

Year Ended March 31, 2022

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. On July 18, 2021, the Company entered into an amendment to the Advisory Agreement extending the temporary decrease through September 30, 2021 and agreed that each exercising warrant holder will receive an equal number of replacement warrants to purchase one share of the Company's common stock at $0.10 for three years. During the year ended March 31, 2022, the Company received notice of the exercise of 2,095,333 warrants at $0.03 per share and received proceeds of $56,394, net of brokerage fees of $6,266. As the result of the exercises, the Company recorded an inducement dividend of $163,017, which includes $62,660 related to the intrinsic value of the exercised warrants at the dates of exercise and $100,357 related to the Black-Scholes fair value of the 2,088,667 replacement warrants issued to the exercising investors.

On March 1, 2022, the Company received notices for the exercise of 7,601,813 compensation warrants previously issued for services, at an exercise price of $0.01 per share, and received proceeds of $76,068.

During the year ended March 31, 2022, the Company issued 600,000 options to purchase one share of common stock at $0.05 per share for ten years to a researcher as compensation for drafting and filing six provisional USPTO patent applications related to the Company's PhAROS platform. The options were valued at $0.048 per share using the Black-Scholes model, and the Company recorded an addition of $28,800 to the related patent assets and equity.

During the year ended March 31, 2022, the Company recorded $60,667 expense related to unvested employee options issued in prior periods. Remaining unrecognized compensation expense related to the options was $17,333 at March 31, 2022.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Warrants Outstanding

Presented below is a summary of the Company’s warrant activity, exclusive of warrants held by employees (Note 10), for the years ended March 31, 2023 and 2022:

	Warrants Outstanding
	Number of Shares	Exercise Price

Outstanding at March 31, 2021	85,843,036
Warrants issued	2,095,333			0.10
Warrants exercised	(9,697,146)	$0.01	-	$0.03
Warrants expired/cancelled	(3,116,550)			0.60
Outstanding at March 31, 2022	75,124,673
Warrants issued	56,835,004			0.10
Warrants exercised	-
Warrants expired/cancelled)	(9,201,000)	$0.08	-	$0.10
Outstanding at March 31, 2023	122,758,677

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 10 – Employee Benefit Plan

Share-Based Employee Compensation

On February 6, 2008, the board of directors adopted the GB Sciences, Inc. 2007 Amended Stock Option Plan (“2007 Plan”). Under the 2007 Plan, 4,500,000 shares of the Company’s restricted common stock may be issuable upon the exercise of options issued to employees, advisors and consultants. The Company revised the plan, and the board of directors adopted the new 2014 Equity Compensation Plan. On June 30, 2015, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 8,500,000 shares of common stock issuable under stock options to grant to employees and consultants. At the Company’s special meeting of the shareholders held on April 6, 2018, the adoption by the board of directors of the 2014 Equity Compensation Plan was ratified by a majority of shareholders present at the meeting, either in person or by proxy and the Company adopted the GB Sciences, Inc 2018 Stock Plan. On October 25, 2018, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 10,000,000 shares of common stock issuable under the 2018 Plan.

On September 17, 2021, the Board of Directors adopted the 2021 Equity Incentive Plan ("2021 Plan"), and the Company filed a Registration Statement with the SEC on Form S-8 to register 20,000,000 shares of common stock issuable under the 2021 Plan. All 20,000,000 shares registered under the 2021 Plan were available for issuance at March 31, 2023.

Compensation Expense

For the years ended March 31, 2023 and 2022, the Company recorded share-based compensation expense of $17,333 and $60,667, respectively, which includes $17,333 and $60,667, respectively, related to employee stock options and warrants. There was no expense for restricted stock. Unrecognized compensation cost for non-vested awards was $0 as of March 31, 2023.

Fair Value

The closing price of the Company's stock on the date of grant is used as the fair value for issuances of restricted stock. The fair value of stock options granted is estimated as of the grant date using the Black-Scholes option pricing model.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value:

	Year Ended
	March 31, 2023	March 31, 2022
Weighted-average volatility	-%	131%
Expected term (in years)	-%	10%
Risk-free interest rate	-%	1.42%

Expected volatilities used for award valuation are based on historical volatility of the Company's common stock. The risk-free interest rate for periods equal to the expected term of an award is based on Federal Reserve yields for U.S. Treasury securities.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Stock Options

A summary of employee option activity, including warrants issued to employees, as of March 31, 2023 and 2022, and changes during the years then ended, is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Employee options and warrants	Options	Price $	Life (years)	Value ($)
Outstanding at March 31, 2021	17,733,334	$0.11	6.80	$172,000
Granted	-
Exercised	-
Forfeited	-
Outstanding at March 31, 2022	17,733,334	$0.11	5.80	$-
Fully vested and expected to vest at March 31, 2022	17,733,334	$0.11
Exercisable at March 31, 2022	15,566,668	$0.12
Granted	-
Exercised	-
Forfeited	-
Outstanding at March 31, 2023	17,733,334	$0.11	4.80	$-
Fully vested and expected to vest at March 31, 2023	17,733,334	$0.11
Exercisable at March 31, 2023	17,733,334	$0.11

The table below sets forth nonemployee option activity for the years ended March 31, 2023 and 2022:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Nonemployee options	Options	Price $	Life (years)	Value ($)
Outstanding at March 31, 2021	5,883,000	$0.14	8.11	$-
Granted	600,000	$0.05
Exercised	-
Forfeited	-
Outstanding at March 31, 2022	6,483,000	$0.13	7.31	$-
Fully vested and expected to vest at March 31, 2022	6,483,000	$0.13
Exercisable at March 31, 2022	6,483,000	$0.13
Granted	-
Exercised	-
Forfeited	-
Outstanding at March 31, 2023	6,483,000	$0.13	6.31	$-
Fully vested and expected to vest at March 31, 2023	6,483,000	$0.13
Exercisable at March 31, 2023	6,483,000	$0.13

Restricted stock awards

No restricted stock awards were granted during the years ended March 31, 2023 and 2022.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 11 – Commitments and Contingencies

On April 11, 2022, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada by an individual who alleges he was shot by a security guard at the Teco Facility in May of 2020. The alleged incident occurred after the claimant broke into the Teco Facility during closing hours. GB Sciences, Inc. and its former subsidiaries GB Sciences Nevada, LLC and GB Sciences Las Vegas, LLC, along with the security provider, Protective Force International, Inc., were named as defendants in the lawsuit. The Company holds a certificate of insurance with the insurer for Protective force International and believes it may have coverage under that policy in the event the Company is found liable for damages, however, the Company denies any liability and intends to vigorously defend the lawsuit. We are unable to make any determination at this time as to the likelihood or amount of damages.

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

The Company is currently involved in projects for which the Company has contracts with vendors and for which the Company has been invoiced approximately $235,000. Work on these projects will not commence until 2024, the Company has not accrued for these amounts.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 12 - Related Party Transactions

As of March 31, 2023, $108,816 has been recorded in accounts payable related party, due to an entity controlled by a family member of Mr. John Poss, Chief Executive Officer of the Company. Amounts owing are for marketing services provided and have been recorded as a component of general and administrative expense.

As of March 31, 2023, $12,095 has been recorded in accounts payable related party, due to Dr. Andrea Small Howard, President and Director, related to amounts owed for expenses incurred in connection with the business operations of the Company.

During the year ended March 31, 2022, the Company repaid its indebtedness to executive officers for unpaid compensation from prior year periods totaling $84,913. There was no remaining indebtedness to related parties at March 31, 2022.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

Note 13 - Sale of Membership Interests in Nevada Subsidiaries

On March 24, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC. Pursuant to the Teco MIPA, the Company agreed to sell 100% of its membership interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC (the "Teco Subsidiaries") for approximately $8 million, which amount includes a cash payment at closing, the extinguishment and/or repayments of certain liabilities owed to the purchaser and affiliates of the purchaser, and an 8% promissory note.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with 483 Management, LLC. Pursuant to the Nopah MIPA, the Company agreed to sell its 100% membership interest in GB Sciences Nopah, LLC ("Nopah"), which holds a Nevada medical marijuana cultivation certificate. As consideration, the Company would receive $312,315 in consideration in the form of a $237,668 reduction to the outstanding principal and accrued interest balances of the 0% Note payable dated October 23, 2017 (Note 5), and extinguishment of accounts payable of $74,647, which were owed to an affiliate of the purchaser.

The closing of the Teco and Nopah sales was contingent upon the successful transfer of the Nevada cultivation and production licenses. On December 14, 2021, the Company received approval from the Nevada Cannabis Compliance Board for the transfer of cannabis cultivation and extraction licenses held by its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC (the "Nevada Subsidiaries"). Consequently, all conditions to closing the sales of the 100% membership interests in the Nevada Subsidiaries were satisfied, and the transactions formally closed on December 31, 2021. After the closing date, the Company retains no ownership interest in the Nevada Subsidiaries.

As consideration for the membership interests, the Company received cash payments of $1,648,772 (including $400,000 in advance payments received during the nine months ended December 31, 2021), the extinguishment $3,462,854 of debt and current liabilities owed to affiliates of the purchaser (see Note 5 and Note 6), and a $3,025,000 8% note receivable.

As the result of sale of the Nevada Subsidiaries, the Company recorded a gain on deconsolidation of $5,206,208 on December 31, 2021, calculated as follows:

December 31, 2021
Cash payments received, including advancements of $400,000	$1,648,772
8% Note Receivable due December 31, 2024	3,025,000
Extinguishment of debt and accrued interest due to purchasers and purchasers' affiliates	2,612,854
Extinguishment of accrued management fees due to purchaser	850,000
Total consideration	8,136,626

Carrying amount of assets	7,130,159
Carrying amount of liabilities	(4,199,741)
Net assets deconsolidated	2,930,418
GAIN ON DECONSOLIDATION	$5,206,208

As the result of sale, the income, assets, and cash flows of GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC have been reclassified as discontinued operations for all periods presented in the Company's consolidated financial statements prior to the sale.

Note Receivable from Sale of Teco Subsidiaries

The $3,025,000 note receivable from the sale of the Teco Subsidiaries was initially payable as quarterly, interest only payments of $60,500 for the first year, followed by seven quarterly payments of interest and principal of $201,774 beginning March 31, 2023, with a final payment of principal and interest totaling $2,014,225 on December 31, 2024.

GB SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

The note contains a provision that allows payments of principal and interest due prior to the maturity date to be postponed to the next quarterly payment date if cash flow from the operations of the facility is insufficient to cover the amount of the payment. Several days prior to the first interest payment due date of April 1, 2022, AJE Management, LLC notified the Company that it would be postponing the payment of interest of $60,500 due on April 1, 2022 due to insufficient cash flow to make the payment. AJE Management, LLC has also notified us that it will be unable to make the interest payment due July 1, 2022 due to insufficient cash flow. As a result, the Company reevaluated the factors relating to the collectability of the note and determined that an impairment charge in the amount of $3,025,000, equal to the full balance of the note, was warranted as there is substantial uncertainty around the collectability of the note, and we are unable to make an appropriate estimate of the amount of payments, if any, the Company will ultimately receive. The impairment charge is included on the Company's Statement of Operations as loss on impairment of note receivable.

On March 27, 2023, the Company and AJE Management entered into agreement whereby a payment in the amount $100,000 paid on or about the date of the agreement (“initial principal payment”) shall have been deemed to reduce the principal amount of the note by an additional $504,167, resulting in an ending note receivable balance of $2,520,833. The Company recorded $100,000 of other income as the note had previously been fully reserved.

Further in connection with the execution of the March 27, 2023 agreement all parties to the note agreed that after the initial principal payment, additional payments made on or prior to September 30, 2023, shall reduce the amounts outstanding under the note such that for each $1.00 paid to Payee, (i) the principal amount of the Note shall be reduced by $5.0416, and (ii) Maker shall be deemed to have repaid all interest that has accrued on such principal amount from the date of the Note to the date of such payment. For purpose of clarity, it is hereby acknowledged and agreed, that the payment of the Initial Principal Payment together with additional payments in the aggregate amount of $500,000, made by Maker to Payee on or prior to September 30, 2023, shall satisfy all of Maker’s obligations under the Note. To the extent any amounts remain outstanding under the Note after September 30, 2023, all payments made by Maker to Payee under the Note following September 30, 2023 shall be applied to repay the Note in accordance with its terms without regard to this Agreement.

Note 14 – Subsequent Events

Subsequent to March 31, 2023, the Company raised $150,000 through the issuance of three convertible notes payable. The notes bear interest at 6% per annum and are convertible into shares of the Company’s common stock at $0.03 per share, the notes mature between June and July 2026.

Subsequent to March 31, 2023 the Company received $80,025 related to the exercise of warrants. The exercise of the warrants will result on the issuance of 8,002,500 common shares. The shares have not yet been issued by the Company.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We conducted an evaluation under the supervision and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e)€ and 15d-15(e) under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures also include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer concluded as of March 31, 2023 that disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in internal controls over financial reporting discussed below.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as define in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The evaluation of internal control over financial reporting includes using the COSO framework, an integrated framework for the evaluation of internal controls issued by the Committee of Sponsoring Organizations of the Treadway Commission, to identify the risks and control objectives related to the evaluation of the control environment.  The internal controls for the Company are provided by executive management’s review and approval of all transactions. Internal control over financial reporting also includes those policies and procedures that:

(1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures are being made only in accordance with the authorization of management; and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of internal control over financial reporting as of March 31, 2023. This annual report does not include an attestation report of registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by registered public accounting firm pursuant to the rules of the Securities and Exchange Commission that permits us to provide only management's report in this annual report.

Identified Material Weaknesses

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. The matters involving internal controls over financial reporting that management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were ineffective controls over period end financial disclosure and reporting processes as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Management’s Remediation Initiatives

As a result of findings, we have begun to remediate the deficiencies.  In an effort to remediate the identified material weaknesses and enhance internal controls, we have been evaluating possible candidates meeting definition of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. However, due to a lack of resources it may not be possible to timely remediate the deficiencies. We anticipate our initiative will be at least partially implemented by March 31, 2023.  Additionally, we plan to test the updated controls in order to remediate the deficiencies by March 31, 2023.

Conclusion

As a result of management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2023, and the identification of the material weakness set forth above, management has concluded that the internal control over financial reporting is not effective.  It is reasonably possible that, if not remediated, the material weaknesses noted above, could result in a material misstatement in the reported financial statements that might result in a material misstatement in a future annual or interim period.  In light of the identified material weakness and the conclusion that the internal controls over financial reporting are not effective, management will take the remediation initiatives set forth above.  In addition, management performed (1) additional review of the area described above, and (2) performed additional analyses, including but not limited to a detailed balance sheet and statement of operations analytical review. These procedures were completed so management could gain assurance that the financial statements and schedules included in this Form 10-K fairly present, in all material respects, the financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

There were no changes made during the most recently completed fiscal quarter that have materially affected or are reasonably likely to materially affect, internal control over financial reporting, as required by Rules 13a-15(d) and 15d-15(d) under the exchange Act.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10 DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The names of the executive officers and directors of GB Sciences, their ages as of July 14, 2023, and the positions currently held by each are as follows:

Name	Age	Position
John Poss	75	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors
Dr. Andrea Small-Howard	54	President, Chief Science Officer and Director
Ed DeFrank	56	Director

Biographies

Set forth below are brief accounts of the business experience of each director and executive officer of the Company.

John Poss, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board

Effective April 29, 2016, The board of directors elected John Poss to serve as Chief Executive Officer. Mr. Poss served as the CFO of the Company beginning in August 2015, and its COO since December 31, 2015.  He resigned his position as CFO on August 4, 2016 and his position as COO on November 10, 2017.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past twenty months prior to joining Growblox, Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operated his own consulting firm. Mr. Poss has also worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

On April 14, 2023, the Company’s board of directors elected John Poss the Interim CFO of the Company. Mr. Poss is currently the CEO of the Company, a position he has held since April 29, 2016. Mr. Poss also serves as Chairman of the board of directors. Mr. Poss has served as the CFO of the Company in the past from August 2015 through August 2016.

Dr. Andrea Small-Howard, PhD, MBA, President, Chief Science Officer, and Director

Effective June 16, 2021, the board of directors appointed Dr. Andrea Small-Howard to the office of president.  Dr. Small-Howard was appointed as the Chief Science Officer and as a member of our board of directors on June 10, 2014, and she has served continuously in both positions since that time. As the Chief Science Officer, Dr. Small-Howard’s goal has been to create and maintain a novel plant-inspired therapy pipeline based on the Company's proprietary in silico technology suite, direct research & development efforts, facilitate research and development partnerships, guide product commercialization strategies, develop corporate messaging around our novel drug discovery process, and make public presentations promoting the Company’s drug development programs and unique corporate strategy.

Dr. Andrea Small-Howard has more than 25 years of research experience; as well as executive experience in the biopharmaceutical industry supervising research and development, manufacturing, and quality control divisions in both the US and China. In her biotechnology career, Dr. Small-Howard has taken novel biological products from ideation through commercialization. Dr. Small-Howard has been named an inventor on more than sixty patent applications and taken the lead in obtaining regulatory approvals from the U.S. Food and Drug Administration ("US FDA") and numerous international regulatory agencies. Dr. Small-Howard also created commercialization strategies, advised on distribution relationships, led branding committees, and supervised marketing materials. In one instance, Dr. Small-Howard designed a commercialization strategy for an in-licensed cervical cancer test. To that end, she developed technical product files in Korea with the original manufacturer, sourced US raw materials, hired contract manufacturers, created the US prototypes, and prepared regulatory filings. As VP of Scientific Oversight at Radient Pharmaceuticals Corp., she provided strategic product development and regulatory oversight across multiple international business divisions.

Dr. Small-Howard has directed research efforts on cannabinoids for over 20 years, leading a project group dedicated to the study of cannabinoids in the immune system as an NIH-funded post-doctoral fellow. In this work, she published one of the earliest studies of cannabinoid impacts on pro-inflammatory immunocytes. More recently she has contributed to published studies on consumer protection issues surrounding ‘medicinal’ Cannabis chemovars in Nevada, co-authored scholarly reviews on cannabinoids in heart disease and Parkinson’s disease, co-authored mechanistic studies on cannabinoid and terpene regulation of ion channels, and co-authored an innovative study demonstrating the utility of nanoparticles as delivery vehicles for Cannabis-derived therapeutic compounds.

For a four-year term (2012-2016), Dr. Small-Howard served on the Board of Directors of the Center for Healthcare Innovation, a nonprofit, non-partisan, and independent organization based in Chicago that is committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation. Her board level responsibilities at CHI included shaping and supporting the evolving mission of this dynamic group. She also served on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which ran for 5 years.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund-raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November 2008 to July, 2011, Dr. Small-Howard served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development, and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and novel animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada, and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities that yielded 7 publications supporting cancer products and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient’s Quality Management System.

Zach Swarts, Chief Financial Officer, Treasurer

Mr. Swarts was appointed as the Company's CFO on April 16, 2021, and as Treasurer on June 9, 2021, after serving as Interim CFO since September 5, 2019.  He began employment with GB Sciences in October 2017 and served as Director of Finance and Accounting prior to his appointment as Interim CFO. Prior to joining GB Sciences, Mr. Swarts worked for a local public accounting firm as Manager of the litigation support department from April 2016 to October 2017. He has provided forensic accounting, expert witness, business valuation, and consulting services to clients in a wide variety of industries. From January 2013 to April 2016, he worked as an auditor in the Las Vegas office of Ernst & Young LLP. His clients consisted primarily of SEC filers in the highly regulated gaming industry. He is a Certified Public Accountant licensed in the State of Nevada.  On April 14, 2023, Mr. Swarts resigned his position as Chief Financial Officer. Also on April 14, 2023, the Company’s board of directors elected John Poss the Interim CFO of the Company. Mr. Poss is currently the CEO of the Company, a position he has held since April 29, 2016. Mr. Poss also serves as Chairman of the board of directors. Mr. Poss has served as the CFO of the Company in the past from August 2015 through August 2016.

Edmond DeFrank, Director

Mr. DeFrank was elected to the GB Sciences, Inc. Board of Directors on October 23, 2019. He is a registered U.S. Patent Attorney and intellectual property specialist since 1993 with over 25 years’ experience as a computer engineer and a patent and trademark attorney in the high technology sector. He has written and prosecuted over one thousand trademarks and patent applications and patents for large high technology companies, educational institutions, and government entities. Mr. DeFrank is one of the first patent attorneys in U.S. history to successfully write and prosecute software, e-commerce, and IT business model patents for the World Wide Web in the early 1990s. Mr. DeFrank has protected his clients’ IP by working with state, federal, and foreign governments to combat the importation and sale of counterfeit products violating his clients’ patents and trademarks.

In addition, Mr. DeFrank has worked with small start-up companies and “Fortune 100” companies on strategic patent counseling, including managing and exploiting patent portfolios worth from six figures to billions of dollars through audit, analysis, valuation and licensing; performing due diligence for intellectual property acquisition, licensing, prosecution and litigation; managing, structuring and negotiating relationships between high tech companies, including forming licensing opportunities to generate revenue from intellectual property; negotiating and creating complex licensing, outsourcing, software development, manufacturing, marketing and distribution agreements; and performing due diligence and managing all intellectual property aspects of multi-million-dollar mergers and acquisitions. Over his career, Mr. DeFrank has founded and sold several software companies. He is the named inventor on 5 issued patents and over 30 pending patents.

For the past five years prior to joining the board of directors, Mr. DeFrank has provided legal services in the field of patent and trademark law as the owner of the Law Office of Edmond DeFrank from January 2001 to present. He is the founder of Ergo Sum Healthcare, Inc., a software development company which helps physicians produce better patient outcomes using personalized healthcare software solutions and served as its Chief Financial Officer from September 2013 to August of 2018.

During the past five years none of our directors, executive officers, promoters or control persons was:

1)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3)

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

None.

Audit Committee

On July 6, 2016, the Board established the Audit Committee and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. The audit committee is comprised of John Poss, and Andrea Small-Howard. No member of the Audit Committee is independent under the rules governing OTC Market. Andrea Small-Howard is the chair of the audit committee. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter is filed herewith as Exhibit 10.7.

Audit Committee Financial Expert

As of the date of filling of this Form 10-K, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Compensation Committee

On July 6, 2016, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). The compensation committee is comprised of John Poss and Ed DeFrank, of whom Ed DeFrank is independent under the rules of the Securities and Exchange Commission standards. Ed DeFrank is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce a report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter is filed herewith as Exhibit 10.8.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who directly or indirectly beneficially own more than 10% of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received, we believe that each of our officers and directors is under a current obligation to file a Form 3.

Code of Ethics

We adopted the GB Sciences, Inc. Code of Ethics for the CEO and Senior Financial Officers (the “finance code of ethics”), a code of ethics that applies to Chief Executive Officer, Chief Financial Officer, Chief Science Officer and other finance organization employees. A copy of the finance code of ethics may be obtained from the Company, free of charge, upon written request delivered to GB Sciences, Inc. 9205 W. Russell Road, Suite 240, Las Vegas Nevada 89148. If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to the Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

ITEM 11. EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer, Chief Science Officer, and Chief Financial Officer for all services rendered to us in all capacities during each of the years ended March 31, 2023 and 2022.

Summary Compensation Table

				Stock	Option
				Awards	Awards
Name and Position	Year	Salary	Bonus	(1)	(2)	Total
John Poss, CEO and Chairman of the Board	2023	$60,000	$-	$-	$-	$60,000
	2022	69,068	33,748	-	-	102,816

Dr. Andrea Small-Howard, President, CSO and Director	2023	138,000	-	-	-	138,000
	2022	177,846	-	-		177,846

Zach Swarts, CFO	2023	120,000	-	-	-	120,000
	2022	128,250	-	-	-	128,250

(1) Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of each of these awards is based on the closing share price of our stock on the grant date.  Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the restricted stock granted vests over a three-year period.

(2) Represents the grant date fair value of option awards granted, as calculated in accordance with stock-based compensation accounting standards. The fair value of these awards is determined under the Black-Scholes option pricing model. Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the options granted vest over a three-year period.

Employment Agreements

John Poss, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

On August 10, 2015, Mr. Poss, entered into an employment agreement with the Company. The term of employment is one-year subject to automatic extensions for additional one-year periods unless either party chooses to terminate such employment. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Poss is entitled to three months' severance if the termination takes place during the first year of employment, four months' severance if the termination takes place during the second year of employment and six months' severance if the termination takes place during the third year or a subsequent year of employment. No severance payments are due in the case of a termination for cause. Similar severance provisions apply to a termination by Mr. Poss for good reason but not to a termination by Mr. Poss without good reason. Mr. Poss received a monthly salary of $10,000 per month per the agreement. In addition, in August 2015, the Company issued 600,000 options to Mr. Poss under our 2014 Equity Incentive Plan. The options are exercisable upon vesting for a period of 10 years from issuance for the purchase of shares of our common stock at a price of $0.30 per share. The options issued pursuant to the agreement have all vested.

Pursuant to the appointment of Mr. Poss as the Company's President, Chief Executive Officer and Board Member, the Company entered into an Amended and Restated Employment Agreement, effective June 1, 2016.  The agreement will end on May 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Mr. Poss received an annual salary of not less than $120,000 and quarterly bonuses equal to the value of 125,000 shares of the Company’s common stock.  Bonuses are payable in S-8 stock or cash in the discretion of the Company.  Under the agreement, Mr. Poss also received options to acquire 1.4 million shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted. All of the related options are fully vested.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Poss' salary was decreased to $3,000 per month with no quarterly bonuses. On November 12, 2020, the Company and Mr. Poss entered into an Indemnification Agreement. Beginning February 1, 2021, the board of directors approved an increase of Mr. Poss' monthly salary to $5,000. The board of directors granted Mr. Poss a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, 3,500,000 existing options held by Mr. Poss were re-priced to $0.05 per share.

Dr. Andrea Small-Howard, PhD, MBA, President, Chief Science Officer and Director

On June 19, 2014, Dr. Andrea Small-Howard, Chief Science Officer, entered into a three-year employment agreement with the Company. Dr. Small-Howard received a salary at the annual rate of $78,000 and 450,000 shares of restricted common stock that vests over the three-year term of employment. The stock is restricted as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Dr. Small-Howard is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive’s-based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the restricted stock granted to Dr. Small-Howard vested immediately. Dr. Small-Howard also received 500,000 of stock options not in connection with her employment agreement, of which 100,000 vested immediately and the remainder vested over three years.

Effective on June 1, 2016, the Company amended its employment agreement with Dr. Small-Howard.  Pursuant to the amendment, Ms. Small-Howard surrendered a stock award for 450,000 shares of common stock in exchange for warrants to purchase 1.2 million common shares at the strike price of $0.30 per share.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Dr. Small-Howard's salary was decreased to $5,000 per month. On November 12, 2020, the Company and Dr. Small-Howard entered into an Indemnification Agreement. Beginning February 1, 2021, the Board of directors approved an increase of Dr. Small-Howard's monthly salary to $12,000. The board of directors granted Dr. Small-Howard a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Dr. Small-Howard was granted a discretionary award of 1,000,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 1,000,000 existing options and 1,200,000 existing warrants held by Dr. Small-Howard were re-priced to $0.05 per share.

Zach Swarts, Chief Financial Officer and Treasurer (resigned)

The Company and Mr. Swarts have not entered into a written employment agreement. On November 12, 2020, the Company and Mr. Swarts entered into an Indemnification Agreement. Beginning with his appointment as Interim CFO in September 2019, Mr. Swarts was paid a salary of $160,000 per year. Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Swarts' salary was decreased to $5,000 per month. Beginning October 1, 2021, the board of directors approved an increase of Mr. Swarts' monthly salary to $10,000. The board of directors granted Mr. Swarts a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Mr. Swarts was granted a discretionary award of 500,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 150,000 existing options held by Mr. Swarts were re-priced to $0.05 per share. On April 14, 2023, Mr. Swarts resigned his position as Chief Financial Officer.

Outstanding Equity Awards

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2023:

Name	Number of shares underlying exercisable options/warrants (2)		Number of shares underlying unexercisable options/warrants	Option exercise price ($)	Option expiration date	Market value of shares not vested (1)
John Poss	600,000		-	$0.05	8/10/2025	-
	1,400,000		-	$0.05	6/1/2023	-
	1,500,000		-	$0.05	11/26/2027	-
	500,000	(4)	-	$0.04	12/7/2030	-
Andrea Small-Howard	500,000		-	$0.05	3/27/2025	-
	1,200,000	(3)	-	$0.05	6/1/2026	-
	500,000		-	$0.05	11/26/2027	-
	1,000,000		-	$0.05	12/15/2030	-
	500,000	(4)	-	$0.04	12/7/2030	-
Zach Swarts	150,000		-	$0.05	10/1/2027	-
	500,000		-	$0.05	12/15/2030	-
	500,000	(4)	-	$0.04	12/7/2030	-
Ed DeFrank	500,000		-	$0.05	12/15/2030	-
	500,000	(4)	-	$0.04	12/7/2030	-

(1) Represents the Black-Scholes fair value of unvested awards as of the grant date.

(2) These options and warrants were vested at March 31, 2023.

(3) Represents a warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.05 per share.

(4) Represents warrants to purchase 500,000 shares of common stock at an exercise price of $0.04 per share.

Directors’ Compensation

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board of directors. Directors are entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company. Outside directors are paid $2,000 monthly with an additional $1,000 for each meeting attended in person.  The compensation is payable in cash or stock at the election of the Company.

ITEM 12 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information known to us, as of June 15, 2021, relating to the beneficial ownership of common stock by:

●	each person who is known by us to be the beneficial holder of more than 5% of outstanding common stock;
●	each of named executive officers and directors; and
●	directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 381,872,561 shares of common stock outstanding as of the date of this report. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

	No. of Shares		Percentage of Total Shares
Name of Beneficial Owner (1)	Owned		Owned
Officers and Directors
John Poss	4,225,000	(2)	1.09%
Dr. Andrea Small-Howard	3,482,666	(3)	* (10)
Zach Swarts	983,333	(4)	* (10)
Gary Henrie	833,333	(5)	* (10)
Ed DeFrank	833,333	(6)	* (10)
Directors and officers as a group (four) persons	10,357,665		2.64%
5% Holders:
Robert Moody, Jr.	25,544,985	(7)	7.43%
Lawrence B. Ordower	26,226,560	(8)	7.77%
David Ruggieri	24,455,950	(9)	7.18%

(1) Unless otherwise noted, the address of each person listed is GB Sciences, Inc. 9205 W. Russell Road, Suite 240 Las Vegas Nevada 89148.

(2) Includes (a) 225,000 shares of common stock currently owned of record by Mr. Poss, (b) options to purchase 3,500,000 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter, and (c) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(3) Includes (a) 116,000 shares of common stock currently owned of record by Dr. Small-Howard, (b) options to purchase 1,666,666 shares of common stock and warrants to purchase 1,200,000 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter, and (c) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(4) Includes (a) options to purchase 483,333 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(5) Includes (a) 333,333 options to purchase shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(6) Includes (a) 333,333 options to purchase shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(7) Address is Robert Moody Jr, 2302 Post Office Street, Suite 601, Galveston, TX  77550. The total consists of 7,762,500 common shares, 8,002,500 shares that may be acquired upon the exercise of warrants, and 9,779,985 shares that may be acquired upon the exercise of convertible notes.

(8) Address is Lawrence B. Ordower, 25 East Washington Street, Suite 1400, Chicago, IL  60602. The total consists of 13,488,560 common shares and 12,738,000 shares of common stock issuable upon exercise of warrants.

(9) Address is David Ruggieri, 1107 West Marion Ave, Unit 116, Punta Gorda, FL  33950. The total consists of 9,016,800 common shares, 9,029,500 shares of common stock issuable upon exercise of warrants, and 6,409,150 shares that may be acquired upon the exercise of convertible notes.

(10) Less than 1%.

ITEM 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

At March 31, 2023, the Company had one independent director serving on the board of directors. The definition the Company uses to determine whether a director is independent are the rules governing the OTC market.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our independent registered public accounting firm is Assurance Dimensions, Inc., Margate, FL, Auditor Firm ID: 5036

	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$67,000	$65,141
Audit-Related Fees(2)	-	3,000
Tax Fees(3)	-	-
Subtotal	67,000	68,141
All other Fees(4)	-	-
Total	$67,000	$68,141

(1) Audit Fees – Audit fees billed to the Company in FY 2023 and 2022 include fees billed by Assurance Dimensions, Inc. for auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Audit-Related Fees – Fees billed by Assurance Dimensions, Inc. for providing auditor's consent.

(3) Tax Fees – No tax services were provided by the principal accountant during the past two fiscal years.

(4) All Other Fees – There were no other fees billed in the past two fiscal years for products and services provided.

Pre-approval of Audit and Non-Audit Services

It is the policy of the board of directors to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Board of Directors may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

1.	GB Sciences, Inc. Consolidated Financial Statements (including related notes to Consolidated Financial Statements) filed in Part II of this report are listed below:

Report of Independent Registered Public Accounting Firm – Assurance Dimensions, Inc.

Financial Statements:

Consolidated Balances Sheets as of March 31, 2023 and 2022

Consolidated Statements of Operations – Years ended March 31, 2023 and 2022

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) – Years ended March 31, 2023 and 2022

Consolidated Statements of Cash Flows – Years ended March 31, 2023 and 2022

Notes to the Consolidated Financial Statements

2.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and therefore have been omitted.

3.	Exhibits

No.	Description
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A filed with the Commission on October 6, 2014 and Exhibit 3.2 to Form 10-K filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.5	Amendment to Articles of Incorporation
3.6	Bylaws (Incorporated by reference to an exhibit to Form SB-2 filed with the Commission on February 12, 2002)
4.6	Description of Registrant's Securities (Incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K filed with the Commission on June 30, 2022)
10.1	2005 Restricted Stock Plan (Incorporated by reference to Annex A to Schedule 14A filed with the Commission on June 14, 2005)
10.2	2007 Restricted Stock Plan (Incorporated by reference to Exhibit 4.2 to Form S-8/POS filed with the Commission on February 8, 2008)
10.3	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to Form S-1/A No. 333-198967 filed with the Commission on December 23, 2014)
10.4	2021 Equity Incentive Plan (Incorporated by reference to Exhibit 4.4 to Form S-8 filed with the Commission on September 17, 2021)
10.5	Amended Employment Agreement between Registrant and John Poss dated June 1, 2016 (Incorporated by reference to Exhibit 10.23 to Form 10-K filed with the Commission on July 14, 2016)
10.6	Amended Employment Agreement between Registrant and Andrea Small-Howard dated June 1, 2016 (Incorporated by reference to Exhibit 10.24 to Form 10-K filed with the Commission on July 14, 2016)
10.7	Audit Committee Charter (Incorporated by reference to Exhibit 10.25 to Form 10-K filed with the Commission on July 14, 2016)
10.8	Compensation Committee Charter (Incorporated by reference to Exhibit 10.26 to Form 10-K filed with the Commission on July 14, 2016)

10.9	Indemnification Agreement between Registrant and Edmond A. DeFrank dated November 16, 2020 (Incorporated by reference to Exhibit 10.38 to Form 10-K filed with the Commission on July 6, 2021).
10.10	Indemnification Agreement between Registrant and John Poss dated November 16, 2020 (Incorporated by reference to Exhibit 10.38 to Form 10-K filed with the Commission on July 6, 2021).
10.11	Indemnification Agreement between Registrant and Andrea Small-Howard dated November 16, 2020 (Incorporated by reference to Exhibit 10.38 to Form 10-K filed with the Commission on July 6, 2021).
10.12	Indemnification Agreement between Registrant and Zach Swarts dated November 16, 2020 (Incorporated by reference to Exhibit 10.38 to Form 10-K filed with the Commission on July 6, 2021).
10.13	Promissory Note dated December 31, 2021 between AJE Management, LLC and Registrant (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the Commission on February 2, 2022).
10.14

Second Promissory Note Modification Agreement between Registrant and 483 Management, LLC dated March 4, 2022 (Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed with the Commission on June 30, 2022)

10.15

Promissory Note dated December 31, 2021 made by AJE Management, LLC  in favor of Registrant (Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed with the Commission on June 30, 2022)

14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form 10-KSB No. 333-82580 filed with the Commission on June 22, 2004)
21.1	List of Subsidiaries (Incorporated by reference to exhibit 21.1 to form 10K filed with the commission on June 30, 2022)
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
32.1	18 U.S.C. Section 1350 Certification of Chief Executive Officer
32.2	18 U.S.C. Section 1350 Certification of Chief Financial Officer
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GB Sciences, Inc.
(Registrant)

Dated: July 14, 2023	By:	/s/ John Poss
John Poss
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ John Poss
Dated: July 14, 2023	John Poss
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Dr. Andrea Small-Howard
Dated: July 14, 2023	Dr. Andrea Small-Howard
President and Director

Exhibit 3.5

Exhibit 21.1

Subsidiaries of GB Sciences, Inc.

GBS Global Biopharma, Inc.

ECRX, Inc.

The PhAROS Institute, LLC

GB Sciences Texas, LLC

Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, John Poss, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2023 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 14, 2023	By:	/s/ John Poss
John Poss
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, John Poss, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2023 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 14, 2023	By:	/s/ John Poss
John Poss
Chief Financial Officer

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Poss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2023	By:	/s/ John Poss
John Poss
Chief Executive Officer

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Poss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2023	By:	/s/ John Poss
John Poss
Chief Financial Officer